EXHIBIT 1.1
Articles of Association
of
China Life Insurance Company Limited
August 10, 2010

v

These Articles of Association have been approved by:
a special resolution of the second interim shareholders’ general meeting of year 2003 of China Life Insurance Company Limited on September 11, 2003;
China Insurance Regulatory Commission on September 30, 2003;
a special resolution of the third interim shareholders’ general meeting of year 2003 of China Life Insurance Company Limited on November 12, 2003;
China Insurance Regulatory Commission on December 5, 2003;
a special resolution of the annual shareholders’ general meeting of year 2004 of China Life Insurance Company Limited on June 18, 2004;
China Insurance Regulatory Commission on November 24, 2004;
a special resolution of the annual shareholders’ general meeting of year 2005 of China Life Insurance Company Limited on June 16, 2005;
China Insurance Regulatory Commission on October 24, 2005;
a special resolution of the first interim shareholders’ general meeting of year 2006 of China Life Insurance Company Limited on March 16, 2006;
China Insurance Regulatory Commission on April 14, 2006;
a special resolution of the annual shareholders’ general meeting of year 2006 of China Life Insurance Company Limited on June 16, 2006;
China Insurance Regulatory Commission on August 1, 2006;
a special resolution of the second interim shareholders’ general meeting of year 2006 of China Life Insurance Company Limited on October 16, 2006;
China Insurance Regulatory Commission on December 20, 2006;
China Insurance Regulatory Commission on March 26, 2007;
a special resolution of the first interim shareholders’ general meeting of year 2008 of China Life Insurance Company Limited on October 27, 2008; and
China Insurance Regulatory Commission on December 31, 2008;

a special resolution of the annual shareholders’ general meeting of year 2009 of China Life Insurance Company Limited on May 25, 2009;
China Insurance Regulatory Commission on October 9, 2009.
a special resolution of the annual shareholders’ general meeting of year 2009 of China Life Insurance Company Limited on June 4, 2010; and
China Insurance Regulatory Commission on August 10, 2010.
Chapter 1 General Provisions
Article 1.
China Life Insurance Company Limited (the “Company”) is a joint stock limited company established in accordance with the Insurance Law of the People’s Republic of China (the “Insurance Law”), the Company Law of the People’s Republic of China (the “Company Law”), the Securities Law of the People’s Republic of China (the “Securities Law”), the State Council’s Special Regulations on Overseas Offering and Listing of Joint Stock Limited Company (the “Special Regulations”), and other relevant laws and administrative regulations.
The Company was established by way of promotion with China Life Insurance Company as the sole promoter, and with the approval of China Insurance Regulatory Commission (the “CIRC”), as evidenced by the approving document Bao Jian Fu [2003] No.115 of 2003. It is registered with, and has obtained a business license from, the State Administrative Bureau for Industry and Commerce on June 30, 2003. The Company’s business license number is 1000001003796.
The promoter of the Company is China Life Insurance (Group) Company (the “Group Company”).
The predecessor of China Life Insurance (Group) Company is China Life Insurance Company. China Life Insurance Company was changed to China Life Insurance (Group) Company after obtaining the approval of the CIRC (Bao Jian Fu [2003] 108). The Group Company obtained its business license (Registration No. 1000001002372) reissued by the State Administration for Industry and Commerce on July 21, 2003;
Article 2.
The registered Chinese name of the Company is:

The short name for the registered Chinese name of the Company is:
The English name of the Company is: China Life Insurance Company Limited.
The short name for the English name of the Company is: China Life.
Article 3.

Address of the Company:	16 Financial Street, Xicheng District, Beijing

Telephone Number:	010-63633333

Fax Number:	010-66575722

Post Code:	100033
Article 4.
The Company’s legal representative is the Chairman of the Board of Directors of the Company.
Article 5.
The Company is a joint stock limited company that has perpetual existence.
The shareholders of the Company shall exercise their rights and bear their liabilities to the extent of their respective shareholdings in the Company. The Company shall be liable for the debts of the Company to the extent of all the property of the Company.
The Company is an independent legal person under the jurisdiction and protection of the laws and administrative regulations of the People’s Republic of China.

Article 6.
Pursuant to the Company Law, the Insurance Law, the Special Regulations, the Mandatory Provisions Governing the Articles of Association of Overseas Listed Companies (hereinafter referred to as the “Mandatory Provisions”), the Guidelines on the Articles of Association of Listed Companies, Opinions on Standardizing Articles of Association of Insurance Companies and other applicable laws and administrative regulations, the Company has amended the Articles of Association of the Company as entered into as of the incorporation of the Company (the “Previous Articles of Association”) and duly entered into those Articles of Association (the “Company’s Articles of Association” or these “Articles of Association”) by a special resolution of the shareholders’ general meeting of the Company on May 25, 2009.
Article 7.
From the date on which these Articles of Association come into effect, they shall constitute a legally binding document regulating the Company’s organization and activities, and the rights and obligations between the Company and each shareholder and among the shareholders, and are binding on the Company and its shareholders, directors, supervisors, president, vice presidents (i.e. the manager and deputy manager as provided under the Company Law and Mandatory Provisions) and other senior officers of the Company; all of whom are entitled, in accordance with the Company’s Articles of Association, to make suggestions with respect to the affairs of the Company.
A shareholder may take action against the Company pursuant to the Company’s Articles of Association. The Company may take action against shareholders, directors, supervisors, president, vice president and other senior officers of the Company pursuant to the Company’s Articles of Association. A shareholder may also take action against another shareholder and the directors, supervisors, president, vice presidents and other senior officers of the Company pursuant to the Company’s Articles of Association.
The actions referred to in the preceding paragraph include court proceedings and arbitrations.
“Other senior officers” as used in the Company’s Articles of Association refer to assistants to the president, the secretary to the Board of Directors, chief financial officer, chief compliance officer and other professional or technical senior officers of the Company as maybe appointed according to needs, including the chief actuary.
Article 8.
The Company may invest in any other enterprise. However, unless otherwise stipulated by law, the Company shall not become an investor which, together with the other investors of the enterprise, shall be jointly and severally liable for the indebtedness of such enterprise.

Chapter 2 The Company’s Objectives and Scope of Business
Article 9.
The Company’s objectives are: to conform to the ideal of “mutual benefit” in operation; to observe the operational policy of fiduciary principle and steadfast operation; to improve the operation and management of the Company, with the concentration on economical benefits and market-oriented direction; to facilitate the continual healthy growth of the Company; and to ensure the interests of the Company, its employees and shareholders.
Article 10.
The Company’s scope of business shall be consistent with and subject to the scope of business approved by the insurance regulatory authority of the PRC and the authority responsible for company registrations.
The Company’s scope of business includes: personal insurance, health insurance, accident insurance and other personal insurance; reinsurance of personal insurance; the operation of funds as allowed by laws or regulations or approved by the State Council; and various services, consulting and agency businesses relating to personal insurance.
The Company may, according to the demand and supply of domestic and international markets, the Company’s ability to develop and the requirements of the Company’s business, adjust its scope of business in accordance with laws.
Subject to compliance with the laws and administrative regulations of the People’s Republic of China (the “PRC”), the Company has the power to raise and borrow money, which power includes (without limitation) the borrowing of money, the issuance of debentures, the charging or mortgaging of part or all of the Company’s interests, and to provide guarantees for the debts of any third party (including but not limited to its subsidiaries or associated companies) under various circumstances.
Chapter 3 Shares and Registered Capital
Article 11.
There must, at all times, be ordinary shares in the Company, which shall include Domestic-Invested and Foreign-Invested Shares. Subject to the approval by the company approving department authorized by the State Council, the Company may, according to its requirements, create different classes of shares.

Article 12.
The shares issued by the Company shall each have a par value of Renminbi one (1) yuan.
“Renminbi” means the lawful currency of the PRC.
Article 13.
Subject to the approval by the securities regulatory authority under the State Council, the Company may issue shares to Domestic Investors and Foreign Investors.
“Foreign Investors” means those investors who subscribe for the shares of the Company and who are located in foreign countries and in the regions of Hong Kong, Macau or Taiwan. “Domestic Investors” means those investors who subscribe for the shares of the Company and who are located within the territory of the PRC (excluding the regions of Hong Kong, Macau and Taiwan).
Article 14.
Shares which the Company issues to Domestic Investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Shares which the Company issues to Foreign Investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”. Foreign-Invested Shares which are listed overseas are called “Overseas-Listed Foreign-Invested Shares”.
The aforementioned “foreign currencies” means the lawful currencies of countries or regions outside the PRC which are recognized by the State’s foreign exchange authority and which can be used to pay the share purchase price to the Company.
The Domestic-Invested Shares of the Company are centrally deposited with the Shanghai Branch of China Securities Depository and Clearing Corporation Limited. The Overseas-Listed Foreign-Invested Shares of the Company are principally deposited with Hong Kong Securities Clearing Company Limited.
Domestic-Invested Shares issued by the Company shall be referred to as “A Shares”. Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as “H Shares”. H Shares are shares that have been admitted for listing on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 15.
Subject to the approval of the approval authority authorized by the State Council, ordinary shares issuable by the Company may not exceed a total of 28,264,705,882 shares, of which 20 billion ordinary shares, representing 70.8% of the total number, were issued to the promoter of the Company at the time when the Company was established.
Information about the promoter of the Company and its shareholding in the Company at the time of establishment of the Company is set out in the table below:

Full name of the promoter	Shares subscribed for	Shareholding ratio

China Life Insurance (Group) Company	20 billion shares	100%
Article 16.
The share capital structure of the Company shall, following the initial public offering of H shares by the Company, comprise 26,764,705,000 ordinary shares, of which 19,323,530,000 shares, which represent 72.2% of the Company’s share capital, will be held by the Group Company, the promoter; and 7,441,175,000 shares, which represent 27.8% of the Company’s share capital, will be held by overseas shareholders.
After the aforesaid H share issue, with the approvals of shareholders at the general meeting, by way of special resolutions and approval authority authorized by the State Council, the Company has issued A Shares. Upon the aforesaid capital increase by issuing A Shares, the Company’s share capital structure is as follows:
The Company has issued a total of 28,264,705,000 ordinary shares, of which the Group Company, as the promoter, holds 19,323,530,000 shares, representing approximately 68.4% of the total share capital, other holders of Domestic-Invested Shares hold 1,500,000,000 shares, representing approximately 5.3% of the total share capital, and overseas shareholders hold 7,441,175,000 shares, representing 26.3% of the total share capital.

After the issue of the above mentioned H shares and A shares has been completed, the share structure of the Company is set out as follows:

Full name/			Shareholding
classification of	Classification of	Number of	ratio	Lock-up
shareholders	shares	shares	(approximately)	period

Shareholders holding A shares:	A shares	20,823,530,000	73.7%

China Life Insurance (Group) Company	A shares	19,323,530,000	68.4%	From January 9, 2007 to January 11, 2010

19 strategic investors	A shares	600,000,000	2.12%	From January 9, 2007 to January 9, 2008

279 institution investors through offline placement	A shares	300,000,000	1.06%	From January 9, 2007 to April 10, 2007

Other shareholders holding A shares	A shares	600,000,000	2.12%

Shareholders holding H shares	H shares	7,441,175,000	26.3%

Total	A shares and H shares	28,264,705,000	100%
Article 17.
The Company’s Board of Directors may take all the necessary actions for the issuance of Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares after proposals for the issuance of the same have been approved by the securities regulatory authority under the State Council.
The Company may implement its proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities regulatory authority under the State Council.

Article 18.
When the total number of shares stated in the proposal for the issuance of shares includes Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, such shares shall be fully subscribed for in a single time at their respective offerings. If the shares cannot be fully subscribed for in a single time due to special circumstances, the shares may, subject to approval by the securities regulatory authority under the State Council, be issued in separate batches.
Article 19.
The registered capital of the Company shall be RMB 28,264,705,000.
Article 20.
The Company may, based on its operating and development needs, authorize the increase of its capital pursuant to the Company’s Articles of Association.
The Company may increase its capital in the following ways:
(1)	by offering new shares for subscription to unspecified investors;

(2)	by issuing new shares to its existing shareholders;

(3)	by allotting bonus shares to its existing shareholders;

(4)	by capitalizing the common reserve fund; and

(5)	by other means as permitted by law and administrative regulation.
After the Company’s increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company’s Articles of Association, the issuance thereof shall be made in accordance with the procedures set out in the relevant laws and administrative regulations.
Article 21.
Unless otherwise stipulated in the relevant laws and administrative regulations, shares in the Company shall be freely transferable and are not subject to any lien.

Chapter 4 Reduction of Capital and Repurchase of Shares
Article 22.
According to the provisions of the Company’s Articles of Association, the Company may reduce its registered capital.
Article 23.
The Company must prepare a balance sheet and an inventory list of its assets when it reduces its registered capital.
The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution for reduction of capital and shall publish an announcement in a newspaper within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of creditor who does not receive such notice, within forty-five (45) days of the date of announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.
The Company’s registered capital must not, after the reduction in capital, be less than the minimum amount required by law.
Article 24.
The Company may, in accordance with the procedures set out in the Company’s Articles of Association and upon the approval by the relevant governing authority of the state or other regulatory authorities, repurchase its issued shares under the following circumstances:
(1)	cancellation of shares for the purpose of reducing its registered capital;

(2)	merging with another company that holds shares in the Company;

(3)	awarding the shares to the employees of the Company;

(4)	any shareholder requesting the Company to repurchase his shares due to his objection to any resolution in respect of the merge or division of the Company; or

(5)	other circumstances permitted by law and administrative regulation.
Article 25.
The Company may repurchase shares in any of the following ways, with the approval of the relevant State authority or other regulatory authorities:
(1)	by making general offer for the repurchase of shares to all of its shareholders on a pro rata basis;

(2)	by repurchasing shares through public dealing on a stock exchange;

(3)	by repurchasing shares outside of the stock exchange by means of an off-market agreement; or

(4)	by other ways which are permitted by laws, administrative regulations and securities regulatory authority of the State Council.
Article 26.
The Company must obtain the prior approval of the shareholders at a general meeting (in the manner provided in the Company’s Articles of Association) before it can repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders at a general meeting (in the same manner as above), release, vary or waive its rights under an agreement that has been so entered into.
An agreement for the repurchase of shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.
The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.
Article 27.
If the Company purchases shares of the Company due to any reason listed in sub-paragraphs (1) to (3) of Article 24 hereof, it shall be resolved in a shareholders’ general meeting. If the Company has purchased its own shares in accordance with the requirements set out in Article 24, and the condition is described in sub-paragraph (1) of Article 24, the shares purchased shall be cancelled within ten days after the purchase. If the purchase is made as described in sub-paragraph (2) or (4), the shares purchased shall be transferred or cancelled within six (6) months.
Where the Company purchases shares of the Company as described in sub-paragraph (3) of Article 24, the shares purchased shall not exceed 5% of the total issued shares of the Company.
The aggregate par value of the cancelled shares shall be deducted from the Company’s registered capital.

Article 28.
Unless the Company has entered the course of liquidation, it shall comply with the following provisions in relation to a repurchase of its issued shares:
(1)	where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose;
(2)
where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value shall be made out of book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(i)	if the shares being repurchased were issued at par value, payment shall be made out of the book surplus of its distributable profits;
(ii)
if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus of its distributable profits or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of the premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company’s capital common reserve account (including the premiums on the new issue) at the time of the repurchase;

(3)	The Company shall make the following payment out of the Company’s distributable profits:
(i)	payment for the acquisition of the right to repurchase its own shares;
(ii)	payment for the variation of any contract for the repurchase of its shares;
(iii)	payment for the release of its obligation(s) under any contract for the repurchase of shares;
(4)
After the Company’s registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the account of Company’s capital common reserve.

Chapter 5 Financial Assistance for Acquisition of Shares
Article 29.
The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to a person who is acquiring or proposes to acquire shares in the Company. This includes any person who directly or indirectly incurs obligations as a result of acquiring shares in the Company (the “Obligor”).
The Company and its subsidiaries shall not, at any time, provide any form of financial assistance to the Obligor for the purposes of reducing or discharging the obligations assumed by such person.
This Article shall not apply to the circumstances specified in Article 31 of this Chapter.
Article 30.
For the purpose of this Chapter, “financial assistance” includes (but is not limited to) the following:
(1)	gift;
(2)
guarantee (including the assumption of liabilities by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than the compensation in respect of the Company’s own fault), or release or waiver of any rights;

(3)
provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of the rights under, such loan or agreement;

(4)	any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.
For the purpose of this Chapter, “assumption of obligations” includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in the financial situation.

Article 31.
The following actions shall not be deemed to be activities prohibited by Article 29 of this Chapter:
(1)
the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of financial assistance is an incidental part of certain a plan of the Company;

(2)	the lawful distribution of the Company’s assets by way of dividend;

(3)	the distribution of share dividends;
(4)
a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share capital structure of the Company effected in accordance with the Company’s Articles of Association;

(5)
the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits);

(6)
contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of the distributable profits).

Chapter 6 Share Certificates and Register of Shareholders
Article 32.
The share certificates of the Company shall be in registered form.
The share certificates of the Company shall, in addition to the matters required by the Company Law and the Special Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company’s shares are listed.
Article 33.
Share certificates of the Company shall be signed by the Chairman of the Company’s Board of Directors. Where the stock exchange(s) on which the Company’s shares are listed require other senior officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior officer(s). The share certificates shall take effect after being sealed with the seal of the Company. The share certificates shall only be sealed with the Company’s seal under the authorization of the Board of Directors. The signatures of the Chairman of the Board of Directors or other senior officer(s) may be printed in mechanical form.

Article 34.
The Company shall not accept its shares being held as security under a pledge.
Article 35.
The directors, supervisors, president, vice president and other senior officers of the Company shall report to the Company their shareholdings in the Company and any changes thereto, and shall not transfer more than 25% of their total shares in the Company each year during their terms of office, save and except changes in shareholding caused by judicial enforcement, inheritance, bequest and legal division of assets. Any of the directors, supervisors, presidents, vice presidents and other senior officers of the Company who holds not more than 1,000 shares in the Company may transfer all of their shares at one time without being subject to the previous restriction.
Under any of the following circumstances, the directors, supervisors, president, vice president and other senior officers of the Company shall not transfer their shares in the Company:
(1)	within one (1) year of the date of listing of the Company’s shares;
(2)	within six (6) months after the director, supervisor, president, vice president and other senior officers of the Company leaves office;
(3)	if the director, supervisor, president, vice president and other senior officers of the Company undertake not to transfer any share during a certain period, within such period;
(4)	other circumstances as set out by laws, regulations, the securities regulatory authority under the State Council and the stock exchanges.
Article 36.
Where directors, supervisors, president, vice president and other senior officers of the Company and any shareholder holding more than 5% of the voting shares in the Company, through selling his shares in the Company within a period of six (6) months following the purchase of such shares or through repurchasing shares issued by the Company within a period of six (6) months following the sale of his shares, proceeds obtained therefrom shall belong to the Company and be recovered by the Board of Directors of the Company. The six-month period restrictions shall not apply to a securities company that holds more than 5% of the shares in the Company due to its purchase of any remaining shares as the underwriter.

Where the Board of Directors of the Company fails to comply with the foregoing, the shareholders shall have the right to demand the Board of Directors to do so within thirty (30) days. If the Board of Directors of the Company fails to do so within the prescribed time period, the shareholders shall have the right to directly initiate legal proceedings at the court in their own names for the interest of the Company.
Where the Board of Directors of the Company does not act as provided in the first paragraph above, the responsible directors shall be jointly and severally liable.
Article 37.
The Company shall keep a register of shareholders which shall contain the following particulars:
(1)	the name (title), the address (residence), the occupation or nature of each shareholder;

(2)	the class and quantity of shares held by each shareholder;
(3)	the amount paid up or agreed to be paid up for the shares held by each shareholder;

(4)	the share certificate number of the shares held by each shareholder;
(5)	the date on which each shareholder was entered in the register as a shareholder of the Company;

(6)	the date on which each shareholder ceases to be a shareholder.
Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders’ shareholdings in the Company.
Article 38.
The Company may, in accordance with mutual understanding and agreements made between the securities regulatory authority under the State Council and overseas securities regulatory authorities, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such register of shareholders. The original register of shareholders for holders of H Shares shall be maintained in Hong Kong.

A duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate copy of the register of shareholders at all times.
If there is any inconsistency between the original and the duplicate copy of the register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.
Article 39.
The Company shall have a complete register of shareholders, which shall include the following parts:
(1)	the register of shareholders which is maintained at the Company’s residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);
(2)
the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained at the overseas stock exchange(s) on which the shares are listed; and

(3)	the registers of shareholders which are maintained in such other places as the Board of Directors may consider necessary for the purpose of listing the Company’s shares.
Article 40.
Different parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.
Amendment or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders is maintained.
Article 41.
All Overseas-Listed Foreign-Invested Shares shall be transferred by a written instrument in a usual or common form or any other form that the Board of Directors may approve. The instrument of transfer of any share may be executed by hand without seal. Where the shareholder is a clearing house or a nominee of the clearing house recognized by the Hong Kong Law (the “Recognized Clearing House”), the share transfer instrument may be executed in mechanically-printed form.

All Overseas-Listed Foreign-Invested Shares listed in Hong Kong which have been fully paid up, may be freely transferred in accordance with the Company’s Articles of Association; provided, however, unless such transfer complies with the following requirements, the Board of Directors may refuse to recognize any instrument of transfer and will not need to provide any reason therefore:
(1)
a fee of HK$2.50 per instrument of transfer, or such higher amount as the Board of the Directors may from time to time require but not exceeding the amount permitted from time to time by the Listing Rules of Stock Exchange, shall have been paid up to the Company for registration for the instrument of transfer and other documents relating to or which will affect the right of ownership of the shares;

(2)	the instrument of transfer shall only relate to Overseas-Listed Foreign-Invested Shares listed in Hong Kong;
(3)	the stamp duty which is chargeable on the instrument of transfer shall have been paid;
(4)	the relevant share certificate(s) and any other certificates that the Board of Directors may require to evidence that the transferor has the right to transfer the shares shall have been provided;
(5)	if it is intended that the shares be transferred to joint owners, the maximum number of joint owners shall not be more than four (4);

(6)	the Company shall not have any lien over the relevant shares.
If the Company refuses to register any transfer of shares, the Company shall within two (2) months of the formal application for the transfer, provide the transferor and the transferee with a notice of refusal to register such transfer.
Article 42.
No change may be made in the register of shareholders of H shares for the purpose of share transfer within thirty (30) days prior to the date of a shareholders’ general meeting, or within five (5) days prior to the record date for the Company’s distribution of dividends. Any changes in the register of shareholders of A Shares shall be subject to applicable provisions of PRC laws and regulations.
Article 43.
When the Company needs to determine the rights attached to the shares of the Company for the purposes of convening a shareholders’ meeting, dividend distribution, liquidation, or for any other purpose, the Board of Directors shall decide on a date for the determination of rights attached to the shares of the Company. The shareholders of the Company shall be such persons who appear in the register of shareholders at the close of such date.

Article 44.
Any person aggrieved or claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.
Article 45.
Any person who is a registered shareholder or claims to be entitled to have his name (title) to be entered in the register of the shareholders in respect of shares of the Company may, if his share certificate (the “original share certificate”) relating to the shares is lost, apply to the Company for a replacement share certificate in respect of such shares (the “Relevant Shares”).
An application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article 144 of the Company Law.
An application by a holder of Overseas-Listed Foreign-Invested Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.
The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:
(1)
The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration stating the ground upon which the application is made and the circumstances and evidence of the loss, and declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)
The Company must not have received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it may issue a replacement share certificate to the applicant.

(3)
The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) days in such newspaper as prescribed by the Board of Directors.

(4)
The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published, and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.
(5)
If, by the expiration of the 90-day period referred to the paragraphs (3) and (4) of this Article, the Company has not received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

(6)
Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and record the cancellation of the original share certificate and the issuance of a replacement share certificate in the register of shareholders accordingly.

(7)
All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant, and the Company shall be entitled to refuse to take any action until reasonable security is provided by the applicant therefore.

Article 46.
Where the Company issues a replacement share certificate pursuant to the Company’s Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.
Article 47.
The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant can prove that the Company has acted in a deceitful manner.

Chapter 7 Shareholders’ Rights and Obligations
Article 48.
A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders.
A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him. Shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.
Article 49.
The ordinary shareholders of the Company shall enjoy the following rights:
(1)	the right to receive dividends and other distributions in proportion to the number of shares held;
(2)	the right to attend or appoint a proxy to attend shareholders’ general meetings and to vote thereat;
(3)	the right of supervisory management over the Company’s business operations and the right to present proposals or to raise queries;
(4)	the right to transfer, donate or pledge shares in accordance with law, administrative regulation, and provisions of the Company’s Articles of Association;
(5)	the right to obtain relevant information in accordance with provisions of the Company’s Articles of Association, including:
(I)	the right to obtain a copy of the Company’s Articles of Association, subject to payment of costs;
(II)	the right to inspect and copy, subject to payment of a reasonable fee:
(i)	all parts of the register of shareholders;

(ii)	personal particulars of directors, supervisors, president, vice presidents and other senior officers of the Company, including:
a.	present and former name and alias;

b.	principal address (place of residence);

c.	nationality;

d.	primary and all other part-tine occupations and duties;

e.	identification documents and numbers thereof;

f.	financial situation;
(iii)	report on the state of the Company’s share capital;

(iv)
reports showing the aggregate par value, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

(v)	minutes of shareholders’ general meetings;

(vi)	counterfoils of company debt securities, resolutions of board meetings, resolutions of Supervisory Board meetings.
(6)	in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;
(7)
the right to request the Company to purchase shares held by the shareholders if such shareholders object to the resolution on the merger or division of the Company at the shareholders’ general meeting;

(8)
the right to file a suit to the court against acts which are detrimental to the Company’s interest or have infringed the lawful rights and interest of shareholders and to claim the relevant interest pursuant to the Company Law or other applicable laws and administrative regulations;

(9)	other rights conferred by law, administrative regulation and the Company’s Articles of Association.
Shareholders who submit a request to access or inspect any information mentioned in the preceding paragraph shall provide to the Company such relevant written documents to prove the class and number of shares they hold in the company. The Company shall provide such information as requested by the shareholders after verifying their identity.

Article 50.
If any resolution of the shareholders’ general meeting or Board of Directors of the Company violates the laws or administrative regulations, the shareholders shall have the right to submit to a court to nullify such resolution.
If the convening procedures or voting methods for the general meeting or the board meeting violate the laws, administrative regulations, the Company’s Articles of Association, or any content of the resolution thereof violates the Company’s Articles of Association, the shareholders shall have the right to submit to a court within sixty (60) days after such a resolution is made to revoke it.
Article 51.
If the directors, president, vice president and other senior officers of the Company have, while performing their duties of the Company, violated any laws, administrative regulations or provisions of the Company’s Articles of Association, and the Company has suffered losses as a result, any shareholders individually or jointly holding in aggregate more than 1% of the shares in the Company for a consecutive period of one hundred and eighty (180) days shall have the right to request the Supervisory Board in writing to initiate legal proceedings at a court. If the Supervisory Board has, while performing its duties, violated any laws, administrative regulations or provisions of the Company’s Articles of Association, and the Company has suffered losses as a result, the shareholders may request the Board of Directors in writing to initiate legal proceedings at a court.
Where the Supervisory Board or the Board of Directors rejects to do so, or does not initiate legal proceedings within thirty (30) days after the receipt of the written request from the shareholders, or where it is an emergency and not initiating legal proceedings forthwith will cause irreparable damage to the Company’s interest, the shareholders in the preceding paragraph shall have the right to directly initiate in their own names legal proceedings at a court.
If anyone infringes upon the Company’s interest, and the Company has suffered any losses as a result, the shareholders in the first paragraph above shall have the right to initiate legal proceedings at a court according to the preceding two paragraphs.
Article 52.
If the directors, president, vice president and other senior officers of the Company have violated any laws, administrative regulations or provisions of the Company’s Articles of Association and impaired the interest of the shareholders, the shareholders may initiate legal proceedings at a court.

Article 53.
The ordinary shareholders of the Company shall assume the following obligations:
(1)	to comply with the Company’s Articles of Association;

(2)	to pay subscription amounts according to the number of shares subscribed and the method of subscription;

(3)	not to return any shares unless otherwise provided by laws or regulations;

(4)
not to abuse the shareholders’ rights to impair the interest of the Company or of other shareholders, not to abuse the legal person status of the Company or the shareholders’ limited liability to impair the interest of creditors of the Company.

Shareholders of the Company shall be liable for any losses suffered by the Company or other shareholders arising from their abuse of shareholders’ rights and compensate in accordance with the law.
Shareholders of the Company who abuse the legal person status of the Company and the shareholders’ limited liability to evade debts or seriously impair the interest of creditors of the Company shall be jointly and severally liable for the debts of the Company;
(5)	other obligations imposed by law, administrative regulation and the Company’s Articles of Association.
Shareholders are not liable to make any further contribution to the share capital other than according to the terms that were agreed by the subscriber of the relevant shares at the time of subscription.
Article 54.
If any shareholder who holds 5% or more of the voting shares of the Company pledges its shares, such shareholder shall report so to the Board of Directors of the Company in writing on the same day on which the pledge is created.
If there is any connected relationship created among shareholders holding 5% or more of shares in the Company, such shareholders shall report to the Board of Directors of the Company in writing on the same day on which the relationship is created.

If any shareholder who holds 5% or more of shares in the Company and if such shares are involved in any litigation or arbitration, the relevant shareholder shall report to the Board of Directors of the Company on its own initiative on the date of its awareness of such event and cooperate with the Company to perform the information disclosure obligation.
Article 55.
In addition to the obligations imposed by law and administrative regulation or the listing rules of the stock exchange on which the Company’s shares are listed, a controlling shareholder (as defined in the following article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:
(1)	to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;
(2)
to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the Company’s assets by any method, including (without limitation) opportunities which are beneficial to the Company;

(3)
to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) the rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company’s Articles of Association).

Article 56.
For the purpose of the foregoing Article, a “controlling shareholder” means a person who satisfies any one of the following conditions:
(1)	a person who, acting alone or in concert with others, has the power to elect more than half of the Board of Directors;
(2)	a person who, acting alone or in concert with others, has the power to control the exercise of 30% or more of the voting rights in the Company;
(3)	a person who, acting alone or in concert with others, holds 30% or more of the issued and outstanding shares of the Company;
(4)	a person who, acting alone or in concert with others, has de facto control of the Company in any other way.

For the purpose of this article, “acting in concert” means that two (2) or more persons, by way of agreement (either verbal or written), agree to obtain or consolidate the control of the Company through the obtaining of the voting right over the Company by any of such persons.
Article 57.
The controlling shareholder and the effective controlling person of the Company shall not cause any damage to the interest of the Company through any affiliated relation, and shall be liable for any losses suffered by the Company arising therefrom.
The controlling shareholder and the effective controlling person of the Company shall have fiduciary duty to the Company and the public shareholders of the Company. The controlling shareholder shall exercise its right strictly under the law as a capital contributor. The controlling shareholder shall not cause any damage to the legal rights of the Company and its public shareholders through connected transactions, profit distribution, asset restructuring, external investment, fund appropriation and loan guarantee, or impair the interest of the Company and its public shareholders through its controlling position.
Article 58.
If the solvency of the Company fails to satisfy the regulatory requirements, the major shareholders of the Company shall assist the Company to improve its solvency.
Chapter 8 Shareholders’ General Meetings
Article 59.
The shareholders’ general meeting is the organ of authority of the Company, and shall exercise its functions and powers in accordance with law.
Article 60.
The shareholders’ general meeting shall have the following functions and powers:
(1)	to decide on the Company’s operational policies and investment plans;
(2)	to elect and replace directors who are not employee representatives and to decide on the matters relating to the remuneration of the directors;
(3)	to elect and replace supervisors who are not employee representatives and to decide on the matters relating the remuneration of the supervisors;
(4)	to examine and approve the Board of Directors’ reports;

(5)	to examine and approve the Supervisory Board’s reports;
(6)	to examine and approve the Company’s proposed annual preliminary and financial budgets;
(7)	to examine and approve the Company’s profit distribution plans and loss recovery plans;
(8)	to decide on the increase or reduction of the Company’s registered capital;

(9)	to decide on the merger, division, dissolution, liquidation or change of the form of the Company;

(10)	to decide on the issuance of debentures by the Company;

(11)	to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

(12)	to amend the Company’s Articles of Association;

(13)	to consider motions raised by shareholders who represent 3% or more of the voting shares of the Company;

(14)	to consider and approve matters in relation to guarantees as provided under Article 61;

(15)	to consider the Company’s purchases or sales of material assets within a year which exceeds 30% of the latest audited total assets of the Company;

(16)	to consider and approve matters in relation to change of use of the capital raised;

(17)	to consider the equity-based incentive plan;

(18)	to decide on matters which, according to law, administrative regulation or the Company’s Articles of Association, need to be approved by shareholders in general meetings; and
The above-mentioned functions and powers of the shareholders’ general meeting shall not be exercised by the Board of Directors, other organizations or individuals through authorization.

Article 61.
Any of the following external guarantees of the Company shall be reviewed and approved by the shareholders’ general meeting:
(1)	any provision of guarantee by the Company or its controlled subsidiaries made after the total amount of external guarantees have exceeded 50% of the latest audited net assets;
(2)	provision of guarantee by the Company made after the total amount of external guarantees have exceeded 30% of the latest audited total assets;
(3)	provision of guarantee to anyone whose liabilities-to-asset ratio exceeds 70%;
(4)	provision of a single guarantee, amount of which exceeds 10% of the latest audited net assets; or
(5)	provision of guarantee to any of the shareholders, effective controlling person or their affiliates.
Article 62.
The Company shall not, without the prior approval of shareholders in a general meeting, enter into any contract with any person (other than the directors, supervisors, president, vice presidents, or other senior officers) pursuant to which such person shall be responsible for the management and administration of the whole or any substantial part of the Company’s business.
Article 63.
Shareholders’ general meetings shall be divided into annual general meetings and extraordinary general meetings. Shareholders’ general meetings shall be convened by the Board of Directors. Shareholders’ annual general meetings shall be held once every year and within six (6) months from the end of the preceding fiscal year.
The Board of Directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:
(1)	where the number of the directors is less than the number stipulated in the Company Law or two-thirds of the number specified by the Company’s Articles of Association;
(2)	where the unrecovered losses of the Company amount to one-third of the total amount of its paid-in share capital;

(3)
where shareholder(s), individually or in aggregate, holding 10% or more of the Company’s issued and outstanding voting shares request(s) in writing for the convening of a extraordinary general meeting;

(4)	wherever the Board of Directors deems necessary, or more than half of directors (including at least two independent directors) or the Supervisory Board so requests; or
(5)	such other case as maybe required by applicable laws, administrative regulations, rules or these Articles of Association.
Article 64.
A venue shall be fixed for a shareholders’ general meeting. The shareholders’ general meeting shall take the form of a physical meeting. The Company shall hold the shareholders’ general meeting at the address of the Company or such venue as specified in the notice of the shareholders’ general meeting.
Where the shareholders’ general meeting is ensured to be legal and valid, the voting may be conducted through the internet and other methods may be adopted at the shareholders’ general meeting, for the purpose of convenience. Any shareholder participating in the shareholders’ general meeting through the above-mentioned methods shall be deemed to be present at the shareholders’ general meeting.
If any shareholder participates in the shareholders’ general meeting through the above-mentioned methods including the voting conducted through the internet, the Procedural Rules for Shareholders’ General Meetings will specify the method to confirm the identity of such shareholders.
The voting conducted through the internet shall not apply to the holders of Overseas-Listed Foreign-Invested Shares in the Company.
Article 65.
An independent director shall have the right to propose to the Board of Directors to convene an extraordinary general meeting. With respect to the proposal, the Board of Directors shall, in accordance with the laws, administrative regulations and the Company’s Articles of Association, give a written reply on whether to convene the extraordinary general meeting or not within ten (10) days upon receipt of the proposal.
If the Board of Directors agrees to convene an extraordinary general meeting, it shall send out a notice of the extraordinary general meeting within five (5) days after the resolution of the Board of Directors is made. If the Board of Directors does not agree to convene an extraordinary general meeting, it shall explain the reasons and make an announcement.

Article 66.
When the Company convenes a shareholders’ general meeting, written notice of the meeting shall be given not less than forty-five (45) days before the date of the meeting to notify all of the shareholders whose names appear in the share register of the matter to be considered and date and place of the meeting. A shareholder who intends to attend the meeting shall deliver to the Company his written reply concerning his attendance at such meeting not less than twenty (20) days before the date of the meeting.
Article 67.
The contents of the motion shall fall within the terms of reference of the general meeting and have specified subjects and specific resolutions, in further compliance with the laws, administrative regulations and provisions of the Company’s Articles of Association.
Article 68.
When the Company convenes the shareholders’ general meeting, the Board of Director, the Supervisory Board or shareholders, individually or in aggregate, holding 3% or more of the total voting shares of the Company shall have the right to propose motions in writing.
Shareholder(s) individually or jointly holding three percent (3%) or more of the Company’s shares may propose provisional motions in writing to the convenor sixteen (16) days prior to the convocation of a shareholders’ general meeting. Upon receipt of the provisional motions, the convenor shall issue a supplemental notice of the shareholders’ general meeting announcing such provisional motions fourteen (14) days prior to the convocation of the shareholders’ general meeting. The provisional motions shall fall into the scope of the functions and powers of the shareholders’ general meeting and specify explicit topics and specific resolution matters.
Except for the circumstance set forth in the preceding paragraph, the convenor shall not amend any motions set out in the notice of the shareholders’ general meeting or add any new proposals after issuing such notice.
The convenor mentioned in the Articles of Association means the board of directors, the supervisory committee or shareholder(s) individually or jointly holding ten percent (10%) or more of the total shares of the Company at the proposed meeting, all of whom are entitled to convene a shareholders’ general meeting, as provided by the Articles of Association of the Company.

No resolution shall be passed at the shareholders’ general meeting in respect of any motions not specified in the notice of the shareholders’ general meeting or not in compliance with Article 67 of the Company’s Articles of Association.
Article 69.
The Company shall, based on the written replies which it receives from shareholders at least twenty (20) days before the date of the shareholders’ general meeting, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting amounts to more than one-half of the Company’s total voting shares, the Company may hold the meeting; if not, the Company shall, within five (5) days, notify the shareholders by way of public announcement of the matters to be considered, and the date and place of the meeting, The Company may then hold the meeting after publication of such announcement.
No shareholders’ general meeting shall decide on the matters not stated in the notice for the meeting.
Article 70.
A notice of a meeting of the shareholders of the Company must satisfy the following requirements:
(1)	be in writing;

(2)	specify the place, date and time of the meeting;

(3)	state the matters to be discussed at the meeting;
(4)
provide such information and explanations as are necessary for shareholders to make an informed decision on the proposals submitted; Without limiting the generality of the foregoing, when a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganize its share capital or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with the copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5)
contain disclosure of the nature and extent, if any, of the material interests of any director, supervisor, president, vice president, or other senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

(6)	contain the full text of any special resolution to be proposed at the meeting;
(7)
contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf, and that a proxy need not to be a shareholder;

(8)	specify the time and place for lodging proxy forms for the relevant meeting;
(9)	set out the procedures for the voting by way of poll and the rights of shareholders to demand for a poll pursuant to applicable rules.
Article 71.
Unless otherwise provided by paragraph 2 of Article 249 of the Company’s Articles of Association, the notice of shareholders’ general meetings shall be served on each shareholder (whether or not such shareholder is entitled to vote at the meeting), by personal delivery or prepaid mail to the address of the shareholder as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meeting may also be issued by way of public announcement.
The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the securities authority of the State Council within a period of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, all the holders of Domestic-Invested Shares shall be deemed to have received the notice of relevant shareholders’ general meeting.
Article 72.
After the notice of the shareholders’ general meeting is sent, the shareholders’ general meeting shall not be postponed or cancelled without a justifiable excuse, and any proposal listed in such notice shall not be withdrawn. If the shareholders’ general meeting needs to be postponed or cancelled or a proposal needs to be withdrawn, the convenor shall announce such postponement and cancellation and explain the reason at least two (2) working days prior to the original scheduled date for the meeting.

Article 73.
The accidental omission to give notice of a meeting, or the failure to receive the notice of a meeting by any person entitled to receive such notice, shall not invalidate the meeting or the resolutions adopted thereat.
Article 74.
The Board of Directors and other convenors shall take all necessary measures to ensure that the shareholders’ general meeting is conducted in an orderly manner and shall take steps to prevent any activities interfering the shareholders’ general meeting or infringing the legal interests of shareholders and report such activities to the relevant authority.
Article 75.
The Company shall be responsible for compiling the attendee register which shall include, among others, the name of attendee (or name of relevant unit), ID number, domicile, the number of shares with voting rights that he holds or represents, and name of the person (or name of relevant unit) who attends the meeting by proxy.
Article 76.
The convenor and lawyers engaged by the Company shall verify the legitimate qualification of shareholders in accordance with the register of members provided by the securities registration and settlement company and shall register the names of shareholders and the number of voting shares each of them holds. The registration shall end before the chairperson of the meeting announces the number of shareholders and proxies attending the meeting and the total number of voting shares they hold.
Article 77.
All the directors, supervisors and the secretary of the Board of Directors of the Company shall have the right to attend the shareholders’ general meeting. The senior officers shall have the right to be present at the shareholders’ general meeting as non-voting delegates.
Article 78.
Any shareholder who is entitled to attend and vote at a general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a shareholder or not) as his proxy to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorizations from that shareholder:
(1)	the shareholder’s right to speak at the meeting;

(2)	the right to demand or join in demand for a poll;
(3)	the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.
Article 79.
If shareholder shall appoint his proxy in writing, such instrument appointing the proxy shall be signed by the appointing shareholder or a person who is authorised in writing, or if the appointing shareholder is a legal entity, either affixed with legal person seal or signed by a director, an executive officer or a duly authorized person.
The instrument appointing a proxy shall state the number of shares represented by the proxy and, if more than one (1) proxy has been appointed, the number of shares represented by each proxy.
Article 80.
The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointor, a certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution. Such instrument shall indicate the date of authorization.
If the appointor is a legal person, its legal representative or such person as is authorized by resolution of its Board of Directors or other governing body may attend meetings of the shareholders of the Company as a representative of the appointor.
If a shareholder is a recognized clearing house (or its nominee), it may, as it sees fit, appoint one (1) or more persons as its proxies to attend and vote at any shareholders’ general meeting or class meeting. However, if more than one (1) person is appointed, the instrument of proxy shall specify the number and class of the shares relating to each such proxy. Such proxy may exercise the rights of such shareholder (or its nominee) on its behalf in the same manner as the individual shareholder of the Company.
Article 81.
Any form issued to a shareholder by the Board of Directors for use by such shareholder for the appointment of a proxy to attend and vote at the meetings of the Company shall be such as to enable the shareholder to freely instruct the proxy to vote for or against the motions or abstain from voting, such instructions being given in respect of each individual matter to be voted at the meeting. Such a form shall contain a statement that in the absence of specific instructions from the shareholder, the proxy may vote at his discretion.

The Company has the right to request a proxy who attends a shareholders’ general meeting to provide evidence of his or its identity.
If a shareholder who is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to provide evidence of his identity (excluding Recognized Clearing House) and a certified copy of the resolution of such shareholder’s Board of Directors in respect of the appointment of the proxy or the power of attorney executed by such other organization which has the capacity to appoint the proxy.
Article 82.
A vote given in accordance with the terms of a proxy shall be valid, notwithstanding the death or loss of capacity of the appointor or revocation of the proxy or the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of any such matters prior to the commencement of the relevant meeting.
Article 83.
When any shareholders’ general meeting considers matters related to connected transactions, the connected shareholder shall not vote and the number of voting shares that it represents shall not be counted as part of the total number of valid votes. The announcement of the resolution of the general meeting shall fully disclose the votes of the non-connected shareholders.
Article 84.
Except where the Company is in a crisis or any extraordinary circumstance, the Company may not enter into any contract with anyone other than a director or the president, the vice president or any other senior officer to have all or significant part of the Company’s business in the care of such person, unless otherwise approved by the shareholders in a general meeting by way of special resolution.
Article 85.
The list of candidates for directors or supervisors shall be proposed to the shareholders’ general meeting for votes.
The Board of Directors shall announce the resumes and basic information of these candidates for directors or supervisors.

Article 86.
At the annual shareholders’ general meeting, the Board of Directors and the Supervisory Board shall report their work performance in the preceding year to the shareholders. Each independent director shall also report his work performance.
The Board of Directors of the Company shall give explanation in connection with the non-standard audit opinion issued by the registered accountant on the financial report of the Company at the shareholders’ general meeting.
Except for trade secrets relevant to the Company which shall not be disclosed at the shareholders’ general meeting, directors, supervisors and senior officers shall give explanation in connection with queries made and opinions given by shareholders at the shareholders’ general meeting.
Article 87.
Resolutions of shareholders’ general meeting shall be divided into ordinary resolutions and special resolutions.
An ordinary resolution must be passed by votes representing more than half of the voting rights represented by the shareholders (including proxies) present at the meeting.
A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.
Article 88.
A shareholder (including a proxy), when voting at a shareholders’ general meeting, may exercise such voting rights as are attached to the number of voting shares which he represents. Except otherwise required by laws or regulations, each share shall have one (1) vote.
Where a shareholder is, under the applicable listing rules as amended from time to time, required to abstain from voting on any particular resolution or to vote only for or restricted to only vote against any particular resolution, any votes cast by or on behalf of such shareholder or his proxy in contravention of such requirement or restriction shall not be counted.
The same voting right shall only be exercised by one means, either through onsite voting or via internet or other voting means. If the same voting right is exercised in more than one means, the result of the first vote cast shall prevail.

The Board of Directors, independent directors, and shareholders who meet relevant requirements may solicit the voting rights from the shareholders of the Company.
Article 89.
At any shareholders’ general meeting, a resolution shall be decided on a show of hands unless a poll is demanded:
(1)	by the chairman of the meeting;
(2)	by at least two (2) shareholders present in person or by proxy entitled to vote thereat;
(3)
by one (1) or more shareholders present in person or by proxy representing 10% or more of all shares carrying the right to vote at the meeting, before or after a vote is carried out by a show of hands.

Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the recording of such in the minutes of meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favor of or against such resolution.
The demand for a poll may be withdrawn by the person who demanded the same.
Article 90.
A poll demanded on the election of the chairman of the meeting, or on a question of the adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.
Article 91.
On a poll taken at a meeting, a shareholder (including a proxy) entitled to two (2) or more votes is not required to cast all his votes for or against any motion or to abstain on all his votes.

Article 92.
The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:
(1)	work reports of the Board of Directors and the Supervisory Board;
(2)	profit distribution plans and loss recovery plans formulated by the Board of Directors;
(3)	change of members of the Board of Directors and members of the Supervisory Board, their remuneration and manner of payment;
(4)	preliminary and final annual budgets, balance sheets, profit accounts, and other financial statements of the Company;
(5)	matters other than those which are required by law, administrative regulation or the Company’s Articles of Association to be adopted by special resolution.
Article 93.
The following matters shall be resolved by a special resolution at a shareholders’ general meeting:
(1)	the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;
(2)	the issue of debentures of the Company;

(3)	the division, merger, dissolution and liquidation of the Company;

(4)	the amendment of the Company’s Articles of Association;
(5)	the Company’s purchase or sale of any material assets, within one year, which exceeds 30% of the latest audited total assets of the Company;

(6)	any equity-based incentive plan; and
(7)
any other matter considered as required by laws or regulations or provisions of the Company’s Articles of Association and the shareholders at general meetings, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and shall be adopted by a special resolution.

Article 94.
Shareholders who request the convening of an extraordinary general meeting or a class meeting shall comply with the following procedures:
(1)
Two (2) or more shareholders individually or in aggregate holding 10% or more of the shares carrying the right to vote at the meeting sought to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the Board of Directors to convene a shareholders’ extraordinary general meeting or a class meeting thereof. The Board of Directors shall proceed as soon as possible to convene the extraordinary shareholders’ general meeting or a class meeting thereof after receipt of such requisitions. The number of shareholders referred to above shall be calculated as of the date of the requisitions.

(2)
If the Board of Directors fails to issue a notice of such a meeting within thirty (30) days from the date of the receipt of the requisitions, the requisitionists may themselves convene such a meeting in a manner as similar as possible to the manner in which shareholders’ meetings are convened by the Board of Directors within four (4) months from the date of the receipt of the requisitions by the Board of Directors.

The requisitionists shall be compensated by the Company for any reasonable expenses incurred by the requisitionists by reason of failure by the Board of Directors to duly convene a meeting, and any sum so compensated shall be set-off against sums owed by the Company to the defaulting directors.
Article 95.
The Supervisory Board shall have the right to propose to the Board of Directors to convene an extraordinary general meeting, and shall put forward the proposal to the Board of Directors in written form. The Board of Directors shall, in accordance with the laws, administrative regulations and the Company’s Articles of Association, give a written reply on whether to convene an extraordinary general meeting or not within ten (10) days upon receipt of the proposal.
If the Board of Directors agrees to convene an extraordinary general meeting, it shall send out a notice of the extraordinary general meeting within five (5) days after the resolution of the Board of Directors is made; if it makes any change to the original proposal in the notice, it shall obtain the consent of the Supervisory Board.
If the Board of Directors does not agree to convene an extraordinary general meeting or fails to give a reply within ten (10) days upon receipt of the proposal, it shall be regarded that the Board of Directors is unable or fails to perform the duty of convening the shareholders’ general meetings, and the Supervisory Board may convene and preside over the meeting by itself.

Article 96.
If the Supervisory Board or shareholders decide to convene the shareholders’ general meeting on their own initiative, they shall notify the Board of Directors in writing and file the notice of meeting with the branch of the securities regulatory authority of the State Council and the stock exchanges at the place where the Company locates for records. The shareholder(s) entitled to convening the shareholders’ general meeting must hold no less than ten percent (10%) of shares in the Company immediately before the resolution of such meeting is announced.
The shareholders convening the shareholders’ general meeting shall at the time when a notice of the shareholders’ general meeting is sent and the resolution of the shareholders’ general meeting is announced, submit relevant supporting documents to the branch of the securities regulatory authority of the State Council and the stock exchanges at the place where the Company locates.
Article 97.
With regard to the shareholders’ general meeting convened by the Supervisory Board or shareholders on their own initiative, the Board of Directors and the secretary of the Board of Directors shall provide assistance. The Board of Directors shall provide the register of members as at of the record date for the general meeting.
Article 98.
The Company shall bear costs and expenses necessary for the shareholders’ general meetings, which are convened by the Supervisory Board or shareholders on their own initiative.
Article 99.
The Board of Directors shall convene and the Chairman of the Board of Directors shall chair the shareholders’ general meetings. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the Board of Directors (if appointed by the Company) shall chair the meeting. If the vice-chairman of the board of directors is not appointed by the Company or is unable or fails to perform his duties, the shareholders’ general meeting shall be presided over by a director nominated by more than half of the directors.
The shareholders’ general meeting convened by the Supervisory Board on its own initiative shall be presided over and chaired by the chairman of the Supervisory Board. If the chairman of the Supervisory Board is unable or fails to perform his duties, the shareholders’ general meeting shall be presided over by a supervisor nominated by more than half of the supervisors.

The shareholders’ general meeting convened by shareholders on their own initiative shall be presided over by the representative nominated by the convenor.
If the chairperson of the shareholders’ general meeting breaches the procedural rules, which makes it unable to proceed the shareholders’ general meeting, subject to consents of more than half of shareholders with voting rights attending the shareholders’ general meeting, the shareholders’ general meeting may nominate a person to act as the chairperson of the meeting and such meeting may continue.
Article 100.
Before the vote casting, the chairperson of the shareholders’ general meeting shall announce the number of shareholders present in person or represented by proxy at the meeting and the total number of voting shares they hold or represent. The number of shareholders present in person or represented by proxy at the meeting and the total number of voting shares they hold or represent shall be determined by the meeting registration.
Article 101.
Shareholders attending the shareholders’ general meeting shall vote for or against or abstain from voting any proposal submitted for voting (In the case of shareholders holding H shares, abstention may not apply.)
In respect of any vote forms that are not filled, misfilled, illegible or not submitted, the voter shall be deemed to abstain. The voting result in respect of shares held by such voter shall be deemed to be “abstention”.
Article 102.
Before the shareholders’ general meeting casts votes on the proposals, two (2) representatives of the shareholders shall be nominated to participate in the vote counting and scrutinizing. If any shareholder has interest in the matters to be considered, the relevant shareholder and its proxy shall not participate in the vote counting and scrutinizing.
When votes are being cast on proposals at the shareholders’ general meeting, lawyers, representatives of the shareholders and the representative of supervisors shall be jointly responsible for scrutinizing and counting votes and shall announce the voting results at the meeting. The voting results in connection with the resolutions shall be recorded in the meeting minutes.

Shareholders of the Company or their proxies who cast votes via internet or other means shall be entitled to review their own voting result through the relevant voting system.
Article 103.
The onsite voting shall not end earlier than the internet voting or any other method of voting at the shareholders’ general meeting. The chairperson of the meeting shall announce details of voting in connection with each proposal, the voting result and whether the resolution is passed in accordance with the voting result.
The Company, vote counting officers, scrutineers, major shareholders, internet service providers and other relevant parties shall be obliged to keep confidential details of voting.
Article 104.
The resolutions of the shareholders’ general meeting shall be announced promptly. Such announcement shall specify the number of shareholders present in person or by proxy at the meeting, the total number of voting shares held or represented by them, the percentage of such voting shares in relation to all the voting shares of the Company, the voting methods, the voting result of each proposal, and details of each resolution that are passed at the meeting.
Article 105.
If the proposal on election of new directors and supervisors for a new session is adopted at the shareholders’ general meeting, directors and supervisors for the new session shall take the position after the resolution of such shareholders’ general meeting is made.
If the employee representatives of the Board of Directors (the “Employee Directors”) or the employee representatives of the Supervisory Board (the “Employee Supervisors”) for a new session are elected democratically at a date earlier than the date of establishment of the Board of Directors or the Supervisory Board for the new session respectively, such Employee Directors or Employee Supervisors shall take the office at the date of establishment of the Board of Directors or the Supervisory Board for the new session; in the event that such democratic election is made later than the date of establishment of the Board of Directors or the Supervisory Board for the new session, such Employee Directors or Employee Supervisors shall take the office at the date of democratic election.

Article 106.
If any proposal for a cash dividend, share allocation, or conversion from capital reserves to share capital is adopted at the shareholders’ general meeting, the Company shall implement detailed plans within two (2) months after the end of the shareholders’ general meeting.
Article 107.
The chairman of the meeting shall be responsible for determining whether a resolution has been passed. The decision shall be final and conclusive and shall be announced at the meeting and recorded in the minute books.
Article 108.
If any proposal is not adopted, or the current shareholders’ general meeting amends the resolution of the last shareholders’ general meeting, special indication thereof shall be given in the announcement of the resolutions of the shareholders’ general meeting.
Article 109.
If the chairman of the meeting has any doubt as to the result of a resolution which has been presented for at a shareholders’ meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may, immediately after the declaration of the result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.
Article 110.
If votes are counted at a shareholder’s general meeting, the result of the count shall be recorded in the minute books.
Article 111.
Minutes shall be taken for matters deliberated at the shareholders’ general meeting.
The minutes shall be taken by the secretary to the meeting and signed by the chairman of the meeting and directors present at the meeting.
The minutes, shareholders’ attendance lists and proxy forms shall be kept at the Company’s place of residence.

Article 112.
Copies of the minutes of proceedings of any shareholders’ meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder requests a copy of such minutes from the Company, the Company shall send a copy of such minutes to him within seven (7) days after receipt of reasonable fees therefor.
Article 113.
The Company shall formulate the procedural rules of the shareholders’ general meeting which shall set out in detail the procedures of convention and voting in respect of the shareholders’ general meeting (including notices, registration, consideration and approval for proposals, voting, vote counting, announcement on voting results, the resolution making process, meeting minutes and signing, announcements and other matters) and the principles of authorization granted to the Board of Directors at the shareholders’ general meeting. The scope of authorization shall be specified in details. The procedural rules of the shareholders’ general meeting shall be prepared by the Board of Directors, approved at the shareholders’ general meeting and attached to the Company’s Articles of Association as an appendix.
Article 114.
At the time of the shareholders’ general meeting, the Company shall engage a lawyer to issue and make public a legal opinion on the following matters:
(1)	Whether the convention and holding of the shareholders’ general meeting comply with laws, administrative regulations and the Company’s Articles of Association;
(2)	Whether the qualifications of the attendees and the convenor are lawful and valid;
(3)	Whether the voting procedures and results at the shareholders’ meeting are lawful and valid; and

(4)	Other relevant matters at the request of the Company.
Chapter 9 Special Procedures for Voting by A Class of Shareholders
Article 115.
Those shareholders who hold different classes of shares are class shareholders. Class shareholders shall enjoy rights and assume obligations in accordance with law, administrative regulation and the Company’s Articles of Association.

Article 116.
Rights conferred on any class of shareholders (“class rights”) may not be varied or abrogated save with the approval of a special resolution of shareholders in a general meeting, and by holders of shares of that class at a separate meeting conducted in accordance with Articles 118 to 122.
Article 117.
The following circumstances shall be deemed to be variation or abrogation of the rights attaching to a particular class of shares:
(1)
to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

(2)	to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;
(3)	to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;
(4)	to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;
(5)	to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;
(6)	to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;
(7)	to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;
(8)	to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;
(9)	to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;
(10)	to increase the rights or privileges of shares of another class;

(11)	to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;
(12)	to vary or abrogate the provisions of this Chapter.
Article 118.
Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’ general meetings, shall have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to (8), (11) and (12) of Article 117, but interested shareholder(s) shall not be entitled to vote at such class meetings.
“(An) interested shareholder(s)”, as such term is used in the preceding paragraph, means:
(1)
in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article 25, a “controlling shareholder” within the meaning of Article 56;

(2)	in the case of a repurchase of shares by an off-market agreement pursuant to Article 25, a holder of the shares to which the proposed agreement relates;
(3)
in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 119.
Resolutions of a class of shareholders shall be passed by affirmative votes representing more than two-thirds of the voting rights of shareholders of that class presented at the relevant meeting who, according to Article 118, are entitled to vote thereat.
Article 120.
Written notice of a class meeting shall be given to all shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such shareholders notice of the matters to be considered at such meeting and the date and place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; otherwise, the Company shall within five (5) days give the shareholders further notice of the matters to be considered and the date and place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.
Article 121.
Notice of class meetings need only be served on shareholders entitled to vote thereat.
Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders’ general meetings. The provisions of the Company’s Articles of Association relating to the manner for the conduct of shareholders’ general meetings are also applicable to class meetings.
Article 122.
Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.
The special procedures for approval by a class of shareholders shall not apply in the following circumstances:
(1)
where the Company issues, upon the approval by special resolution of its shareholders in a general meeting, either separately or concurrently once every twelve (12) months, not more than 20% of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares; or

(2)
where the Company’s plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval of the securities authority of the State Council.

Chapter 10 Board of Directors
Article 123.
The Company shall have a Board of Directors. The Board of Directors shall consist of thirteen (13) directors. The Board of Directors shall have one (1) Chairman and may have one (1) Vice-chairman.
Of the thirteen (13) directors, there shall be at least one (1) non-executive director, and at least one third of the thirteen (13) directors shall be independent directors.
Article 124.
Directors who are not employee representatives shall be elected at the shareholders’ general meeting, and employee directors shall be elected at the employee representative conference by the Company’s employees or by other democratic means, and in each case a director’s term shall be three (3) years. At the expiration of a director’s term, the term is renewable upon re-election.
Written notice to nominate a person as director and a written notice by that person of his willingness to be nominated shall be delivered to the Company seven (7) days prior to the convocation of the shareholders’ general meeting.
A director’s term of office shall commence from the date when the resolution of shareholders’ general meeting is adopted and end upon expiry of the term of current session of the Board of Directors. After expiry of a director’s term of office but before a new director is elected and takes office, the retiring director shall continue to perform his duty as a director pursuant to laws, administrative regulations, department rules and the Company’s Articles of Association.
The president, vice president and other senior officers may concurrently serve as directors, provided that the total number of directors who concurrently serve as the president, vice president, other senior officers and the total number of directors who are served by employee representatives shall not exceed half of the total directors of the Company.
The Chairman and the Vice-chairman shall be elected and may be changed by more than one-half of all of the members of the Board of Directors. The term of office of each of the Chairman and the Vice-chairman is three (3) years, which term is renewable upon re-election.
Subject to compliance with all relevant laws and administrative regulations, the shareholders’ general meeting may by ordinary resolution change any director who is not employee representative before the expiration of his term of office (however, the director’s right to claim for damages which arises from the change shall not be affected thereby).
The directors shall not be required to hold shares of the Company.

Article 125.
A director may resign before expiry of his term of office, subject to submission of a written resignation report to the Board of Directors. The Board of Directors will disclose relevant information within two (2) days.
If the number of the Company’s directors is less than the quorum as required by law due to a director’s resignation, such resigning director shall continue to perform his duty as a director pursuant to laws, administrative regulations, department rules and the Company’s Articles of Association until a new director is elected and takes office.
Except for the case mentioned in the preceding paragraph, resignation of directors shall take effect immediately upon the Board of Directors’ receipt of the written resignation report.
Article 126.
No director shall act on behalf of the Company or the Board of Directors without legal authorization provided hereunder or by the Board of Directors. When a director acts in his own name and a third party reasonably considers such director acts on behalf of the Company or the Board of Directors, such director shall declare in advance his position and capacity.
Article 127.
If a director violates laws, administrative regulations, department rules or the Company’s Articles of Association when performing his duties in the Company, such director shall indemnify the Company against losses incurred due to such violation.
Article 128.
An independent director means a director who does not have any function in the Company other than a director and has no relationship with the Company and its controlling shareholder or actual controller which may prejudice such director’s independent judgment on the Company’s affairs. (This definition is quoted from Article 2 of Interim Measures for the Administration of Insurance Companies’ Independent Directors.)
Article 129.
An independent director shall be qualified to serve as an independent director of a listed insurance company in accordance with laws, administrative regulations and regulatory requirements.

Article 130.
Any of the following persons shall not serve as an independent director of the Company:
(1)	A person working in an entity holding more than 5% of the Company or in any of the top ten (10) shareholders of the Company in the past three (3) years, and such person’s close relatives;
(2)	A person working in the Company or any enterprises actually controlled by the Company in the past three (3) years and such person’s close relatives;
(3)	A person providing the Company with legal, audit, actuarial or management consulting services in the past one (1) year;
(4)	Any partner, controlling shareholder or senior officers of any banking, legal, consulting, or audit institutions which have business relationship with the Company;
(5)	Other person whose independent judgment, in the opinion of regulatory authorities, may be compromised.
Article 131.
The Board of Directors, Supervisory Board or any shareholder(s) individually or jointly holding more than 3% of the issued shares of the Company may nominate candidates for independent directors who shall be appointed upon being elected at the shareholders’ general meeting.
At least one third of members of the Board of Directors of the Company shall be independent directors, including at least one accounting professional.
Article 132.
The term of office of independent directors is the same as that of other directors of the Company, and may be renewed upon re-election when it expires provided that an independent director shall not serve for more than six (6) consecutive years.
An independent director shall not be removed before expiry of his term of office without a justifiable excuse. If any independent director is removed, the Company shall disclose such removal as a special disclosure matter.

Article 133.
In addition to functions of directors provided under the Company Law and other applicable laws, regulations, regulatory rules and the Company’s Articles of Association, an independent director shall also diligently review the following matters:
(1)	Material related party transactions of the Company (defined according to standards issued by regulatory authority of the place where the Company is listed from time to time);
(2)	Nomination and dismissal of directors and appointment and dismissal of senior officers of the Company;
(3)	Remunerations of directors and senior officers of the Company;

(4)	Profit distribution plan;
(5)	Any material transaction such as investment, lease, assets disposal and guarantee not provided in business plan;
(6)	Other matters that may have material influence on interests of the Company, the insured and minority shareholders.
Article 134.
An independent director shall give any of the following opinions regarding the above matters: consent; reservation and the reason; objection and the reason; unable to give opinion and the reason.
Where relevant matters are required to be disclosed, the Company shall disclose the collective opinion of the independent directors and if the independent directors fail to agree on a particular matter, the Board of Directors shall disclose the opinion of each independent director.
Article 135.
An independent director shall attend meetings of the Board of Directors on schedule, possess knowledge of the operation of the Company and actively investigate and obtain information and documents necessary for any decision-making.
Independent directors shall at the Company’s annual shareholders’ general meeting submit the annual report on performance of duties by all the independent directors.

Article 136.
An independent director shall faithfully perform his duties, protect the Company’s interests and, in particular, procure that no harm be made to the legitimate interests of the public shareholders.
An independent director shall perform his duties independently and shall not be influenced by the major shareholders or the actual controller of the Company, or any enterprise or individual having interested relationship with the Company, its major shareholders or its actual controller.
Article 137.
If an independent director fails to attend meetings of the Board of Directors by himself for three (3) consecutive times, the Board of Directors may propose replacement of such independent director at a shareholders’ general meeting.
Article 138.
The Company shall establish the working system of independent directors, ensure that independent directors have the same rights of accessing to relevant information as other directors, provide independent directors with relevant documents and information, report information about the Company’s operation on a regular basis, and organize independent directors to make on-site visits if necessary.
Article 139.
Any independent director may resign prior to the expiry of his term of office, subject to submission of a written resignation report to the Board of Directors explaining any information related to his resignation or any information he considers it is necessary for the shareholders and creditors of the Company to be attentive to.
If the number of independent directors or members of the Board of Directors is less than the quorum provided by the law or the Company’s Articles of Association due to an independent director’s resignation, such resigning independent director shall continue to perform his duty as an independent director pursuant to laws, administrative regulations and the Company’s Articles of Association until a new independent director is elected and takes office. The Board of Directors shall hold a shareholders’ general meeting within two (2) months to elect a new independent director. If the Board of Directors fails to hold such shareholders’ general meeting within the said two (2) months, the resigning independent director may cease to perform his duty.

Article 140.
The Board of Directors is accountable to the shareholders in general meeting and exercises the following functions and powers:
(1)	to be responsible for the convening of the shareholders’ general meeting and to report on its work to the shareholders in general meetings;

(2)	to implement the resolutions passed by the shareholders in general meetings;

(3)	to determine the Company’s business plans and investment proposals;

(4)	to formulate the Company’s preliminary and final annual financial budgets;

(5)	to formulate the Company’s profit distribution proposal and loss recovery proposal;

(6)	to formulate proposals for the increase or reduction of the Company’s registered capital and for the issuance of the Company’s debentures or other securities and listing;

(7)	to formulate plans for important mergers and acquisition of the shares of the Company, division, dissolution or change of the form of the Company;

(8)
to determine, to the extent authorized by the shareholders’ general meeting, on such matters as the external investments, purchase or sale of assets, charge on assets, external guarantees, entrusted banking, connected transactions and employee equity-based incentive plans of the Company;

(9)	to decide on the Company’s internal management structure;

(10)
to appoint or remove the Company’s president or secretary to the board, and to appoint or remove the vice president(s) and other senior officers (the secretary of the Board of Directors excluded) and, based on the recommendations of the president, to decide on their remuneration;

(11)	to formulate the Company’s basic management system;

(12)	to formulate proposals for any amendment of the Company’s Articles of Associations;

(13)	to manage the information disclosure of the Company;

(14)	to propose to the shareholders’ general meeting for retaining or replacement of the accounting firm that does auditing for the Company;

(15)	to hear reporting from the Company’s president and inspection on the performance of the president; and

(16)	to exercise any other powers conferred by the laws, administrative regulations, rules, the Articles of Association or shareholders’ general meetings.

Other than the Board of Directors’ resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (12) of this Article which shall be passed by the affirmative vote of more than two-thirds of all directors, the Board of Directors’ resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of all the directors, unless otherwise provided by applicable laws, administrative regulations, rules, or the Company’s Articles of Association.
The said functions and powers of the Board of Directors shall not, in principle, be delegated to the chairman, directors or other individuals or entities. If it is necessary to delegate decision-making right on certain matters, such delegation shall be made legally by means approved by resolutions of the Board of Directors. Delegation shall be made on case by case basis, and no function of the Board of Directors shall be delegated generally or permanently to other entities or individuals.
Statutory powers of the Board of Directors shall not be modified or affected by anything within the Articles of Association, resolutions of the Shareholders’ General Meeting, or in any other manner.
Article 141.
The Board of Directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceeds 33% of the value of the Company’s fixed assets as shown in the latest balance sheet which was approved at a shareholders’ general meeting.
For the purposes of this Article, “disposition” includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.
The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 142.
Unless otherwise provided by applicable laws, regulations or listing rules, the Board of Directors shall have the right to decide on investment (including venture capital investment) or acquisition projects within the authorization of the shareholders’ general meeting, and to organize experts and professionals concerned to assess significant investment or acquisitions project that fall out of the authorization of the shareholders’ general meeting, and report the same to the general meeting for approval.
Article 143.
The Chairman of the Board of Directors shall exercise the following powers:
(1)	to preside over shareholders’ general meetings and to convene and preside over meetings of the Board of Directors;
(2)	to check on the implementation of resolutions passed by the Board of Directors at directors’ meetings,
(3)	to sign the securities certificates issued by the Company;

(4)	to exercise other powers conferred by the Board of Directors.
When the Chairman is unable to carry out his duties, he may appoint the Vice Chairman or an executive director to carry out his duties.
Article 144.
Meetings of the Board of Directors can be divided into regular meetings and special meetings. Regular meetings shall be held at least four (4) times each year at appropriate quarterly intervals. Regular meetings shall be convened by the Chairman by serving a notice to all directors at least fourteen (14) days before the proposed date of the meeting. Regular meetings do not include the practice of obtaining board consent through the circulation of written resolutions. In case of emergency, a special meeting may be convened upon request by shareholders representing more than 10% voting rights, more than one third of all directors, the Supervisory Board, more than two (2) independent directors, the Chairman, or president of the Company.
Article 145.
Notice of regular and special meetings of the Board of Directors may be delivered by hand, via facsimile, by express delivery service, by registered mail or by email. Deadlines for serving the notices: at least fourteen (14) days in advance for regular meetings, and at least two (2) days in advance for special meetings.

Article 146.
Notice of a meeting shall be deemed to have been given to any director who attends the meeting without objecting to, before or at its commencement, any lack of notice.
Article 147.
Any regular or special meeting of the Board of Directors may be held by way of telephone conference or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other. All such directors shall be deemed to be present in person at the meeting.
Article 148.
Meetings of the Board of Directors shall be held only if more than half of the directors (including any alternative director appointed pursuant to Article 150 of the Company’s Articles of Association) are present.
Each director shall have one (1) vote. Unless otherwise provided for in the Company’s Articles of Association, a resolution of the Board of Directors must be passed by the majority of the directors of the Company. No board’s resolution concerning any connected party transaction will become effective without the signatures of the independent non-executive directors.
Where there is an equality of votes cast both for and against a resolution, the Chairman of the Board of Directors shall have no more casting vote.
Article 149.
Subject to the exceptions as specifically provided, a director shall not vote at the relevant meeting of the Board of Directors in respect of any contract, transaction or arrangement in which he, or any of his associates, is materially interested, nor shall he exercise voting rights on behalf of other directors. He shall not be counted as part of the quorum of such meeting.
Such board meetings shall be convened with more than half of the directors who are not connected, and the decisions made by the board meetings shall be approved by more than half of the directors who are not connected. If the number of directors attending the board meetings who are not connected is less than three (3), such matters shall be submitted to the shareholders’ general meeting for approval.
Article 150.
Directors shall attend the meetings of the Board of Directors in person. Where a director is unable to attend a meeting for any reason, he may appoint another director by a written power of attorney to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

A director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the Board of Directors, and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.
In case a director (other than independent director) has failed to be present in person at any two (2) consecutive board meetings, nor authorized another director to be present at the board meeting on his behalf, he shall be considered unable to fulfill his responsibilities as a director, and the Board of Directors shall accordingly suggest the shareholders’ general meeting making a replacement.
Article 151.
In respect of any matter to be determined by the Board of Directors at a special meeting of the Board of Directors, where the Board of Directors has already sent out in writing the draft resolution to be decided at such meeting and the number of directors who have signed to approve such proposals satisfies the requirements set out in Article 148, a valid resolution shall be deemed to be passed, and no Board of Directors’ meeting is required to be held.
Article 152.
The Board of Directors shall keep minutes of resolutions passed at meetings of the Board of Directors. The minutes shall be signed by both the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the Board of Directors. If a resolution of the Board of Directors violates the law, administrative regulation or the Company’s Articles of Association, and the Company suffers serious losses as a result thereof, the directors who participated in the passing of such resolution shall compensate the Company therefor. However, if it can be proven that a director expressly objected to the resolution when the resolution was voted on, and that such objection was recorded in the minutes of the meeting, such director shall be released from such liability. The directors shall have the right to inspect documents and relevant information of the Board of Directors, such as resolutions and minutes of the Board of Directors. Upon receiving a reasonable request from a director, the Company shall make available the relevant meeting minutes for the inspection by such director at any reasonable time.

Article 153.
The Board of Directors shall formulate the procedural rules to be followed at meetings of the Board of Directors, specifying rules regarding convocation, proposal and notice, convening and presiding, voting and resolution, keeping of files, report of resolutions, so as to ensure that it makes efficient and reasonable decisions.
The procedural rules to be followed at meetings of the Board of Directors shall be formulated by the Board of Directors of the Company, considered and approved at the shareholders’ general meeting and attached to the Company’s Articles of Association as an appendix.
Chapter 11 Secretary of the Board of Directors
Article 154.
The Company shall have one (1) secretary of the Board of Directors. The secretary shall be a senior officer of the Company.
Article 155.
The secretary of the Company’s Board of Directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the Board of Directors. His primary responsibilities are to ensure that:
(1)	organize and prepare meetings of the Board of Directors and shareholders’ general meetings pursuant to statutory procedures and requirements;
(2)	produce and keep records of shareholders’ general meetings and meetings of the Board of Directors as well as other meeting materials and documents;
(3)	communicate and liaise between the Company and related parties and the regulatory authorities of the jurisdiction where the Company is listed;
(4)	ensure that the Company prepare and deliver, in accordance with law, the reports and documents required by competent authorities;
(5)	administer the Company’s affairs including information disclosure and investor relations;
(6)
carry out the Company’s equity administration matters, maintain materials setting forth the holding of the Company’s shares by the Company’s directors, supervisors, senior management officers, controlling shareholders and such shareholders’ directors, supervisors and senior management officers, and disclose any change in shareholding by the Company’s directors, supervisors and senior management officers;

(7)	assist shareholders, directors and supervisors in exercising rights and performing duties;
(8)	perform other duties as required by laws, administrative regulations, bylaws and applicable provisions.
Article 156.
A director or other senior officer of the Company may also act as the secretary of the Board of Directors. An accountant of the accounting firm retained by the Company shall not act as the secretary of the Board of Directors.
Where the office of secretary is held concurrently by a director, and an act is required to be conducted by a director and a secretary separately, the person who holds the offices of director and secretary may not perform such act in a dual capacity.
Chapter 12 Committees under the Board of the Directors
Article 157.
The Company’s board of the directors shall have four (4) standing committees, namely, the Audit Committee, the Risk Control Committee, the Nomination and Compensation Committee and the Strategy Committee.
Functions of specific committees of the Board of Directors shall be defined by resolutions of the Board of Directors in accordance with applicable laws, administrative regulations and regulatory rules.
Article 158.
The Audit Committee shall be composed of three (3) to five (5) directors, the Risk Control Committee three (3) to seven (7) directors, the Nomination and Compensation Committee three (3) to seven (7) directors, and the Strategy Committee three (3) to seven (7) directors.
Chapter 13 President
Article 159.
The Company shall have one (1) president, five (5) to six (6) vice presidents, and two (2) to three (3) assistants to president. The president shall be nominated by the Chairman of the Board of Directors, and shall be appointed or dismissed by the Board of Directors. Vice presidents and other senior officers (except the secretary of the Board of Directors) shall be nominated by the president, and shall be appointed or dismissed by the Board of Directors.

The term of office of the president shall be three (3) years, renewable upon re-appointment.
Members of the Board of Directors may concurrently serve as the president, vice president or other senior officers of the Company. Any person working in the controlling shareholder or actual controller of the Company other than as a director shall not serve as senior officers of the Company.
Article 160.
The president shall be accountable to the Board of Directors and shall exercise the following functions and powers:
(1)	to be in charge of the Company’s production, operation and management, and to organize the implementation of the resolutions of the Board of Directors;
(2)	to organize the implementation of the Company’s annual business plan and investment proposals;
(3)	to draft plans for the establishment of the Company’s internal management structure;
(4)	to draft the Company’s basic management system;
(5)	to formulate basic rules and regulations for the Company;
(6)	to propose the appointment or dismissal by the Board of Directors of the Company’s vice president(s), and other senior officers (except the secretary of the Board of Directors );
(7)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the Board of Directors;
(8)	other powers conferred by the Company’s Articles of Association or the Board of Directors.
Article 161.
The president and other senior officers of the Company shall ensure that information disclosed by the Company is true, accurate and complete and shall sign written confirmation regarding regular reports of the Company.

Article 162.
The president shall attend meetings of the Board of Directors. A president who is not a director shall not have any voting rights at board meetings.
Article 163.
The president, vice presidents and other senior officers of the Company, in performing their functions and powers, shall act honestly and diligently and in accordance with law, administrative regulation and the Company’s Articles of Association.
Article 164.
The Company shall formulate working rules of the president, specifying conditions, procedure and participants of the president meeting, responsibilities and work allocation of the president and other senior officers of the Company, use of funds and assets of the Company, scope of authorization to enter into contracts and reporting policies regarding the Board of Directors and the Supervisory Board.
The president working rules drafted by the president shall be implemented after being approved by the Board of Directors.
Article 165.
The president and other senior officers of the Company may resign prior to expiry of their term of office. Relevant resignation procedures and measures shall be provided in the service contract between such persons and the Company.
Chapter 14 Supervisory Board
Article 166.
The Company shall have a Supervisory Board.
Article 167.
The Supervisory Board shall be composed of five (5) supervisors. One of the members of the Supervisory Board shall act as the chairman. Each supervisor shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.
The election or removal of the chairman of the Supervisory Board shall be determined by two-thirds or more of the members of the Supervisory Board.
The chairman shall serve for a term of three (3) years, which term is renewable upon re-election and re-appointment.

Article 168.
Supervisory Board shall comprise supervisors who represent the shareholders but not employees and supervisors who represent the employees. The number of supervisors who are employee representatives shall constitute no less than one-third of the members of the Supervisory Board. Supervisors who represent the shareholders but not employees shall be elected or changed by the shareholders in general meetings, and the supervisor who represents employees shall be elected or changed by the employees democratically.
Article 169.
If no new supervisor is elected after the term of a supervisor expires, or the number of members of the Supervisory Board is less than the quorum due to any supervisor’s resignation during his term of office, the relevant supervisor shall continue to perform his duties as a supervisor in accordance with laws, administrative regulations and the Company’s Articles of Association until a new supervisor is elected.
Article 170.
The directors, president, vice presidents and other senior officers of the Company shall not act concurrently as supervisors.
Article 171.
Meetings of the Supervisory Board shall be held at least once every six (6) months, and shall be convened by the chairman of the Supervisory Board. Supervisors may propose to convene the extraordinary meetings of the Supervisory Board.
Article 172.
The Supervisory Board shall be accountable to the shareholders in a general meeting, and shall exercise the following functions and powers in accordance with law:
(1)	to review the Company’s financial position;
(2)	to supervise the directors, president, vice presidents and other senior officers to ensure that they do not act in contravention of any law, regulation or the Company’s Articles of Association;
(3)	to demand any director, president, vice president, or any other senior officer who acts in a manner which is harmful to the Company’s interest to rectify such behavior;

(4)
to check the financial information, such as the financial report, business report and plans for distribution of profits to be submitted by the Board of Directors to the shareholders’ general meetings, and to authorize in the Company’s name, public certified accountants and licensed auditors to assist in the re-examination of such information, should any doubt arise in respect thereof;

(5)
to propose to convene a shareholders’ extraordinary general meeting, and to convene and preside over shareholders’ general meetings where the Board of Directors fails to perform its duty to do so as required by the Company Law;

(6)	to submit proposals to shareholders’ general meetings;
(7)	to represent the Company in negotiations with, or in bringing actions against, a director;
(8)	to initiate legal proceedings against any director or senior officer according to Article 152 of the Company Law;
(9)	to identify unusual operation of the Company and to engage an accounting firm, a law firm or any professional organization to investigate when necessary at the cost of the Company; and
(10)	such other functions and powers as provided by laws, regulations and the Company’s Articles of association.
Supervisors shall attend meetings of the Board of Directors and may raise queries or proposals regarding matters discussed at such meetings.
Article 173.
Meetings of the Supervisory Board shall be held only if more than two-thirds of the supervisors are present.
Resolutions of the Supervisory Board shall be passed by the affirmative vote of more than two-thirds of all of its members.
Article 174.
All reasonable fees incurred in the employment of professionals (such as lawyers, certified public accountants or practicing auditors) which are required by the Supervisory Board in the exercise of its functions and powers shall be borne by the Company.

Article 175.
A supervisor shall carry out his duties honestly and faithfully in accordance with law, administrative regulation and the Company’s Articles of Association.
A supervisor shall ensure that information disclosed by the Company is true, accurate and complete.
A supervisor shall not take advantage of his connection with the Company to harm interests of the Company and shall indemnify the Company against losses caused thereby.
Article 176.
The Supervisory Board shall produce minutes of the meetings, and the supervisors attending the meetings shall sign the minutes.
Each supervisor shall have the right to request for an explanation of his comments made at the meetings to be noted in the minutes. Such minutes shall be kept as records of the Company.
Article 177.
The Supervisory Board shall formulate procedural rules to be followed at meetings of the Supervisory Board, so as to ensure that it makes efficient and reasonable decisions.
The procedural rules to be followed at meetings of the Supervisory Board shall be formulated by the Supervisory Board of the Company, considered and approved at the shareholders’ general meeting and attached to the Company’s Articles of Association as an appendix.
Chapter 15 The Qualifications and Duties of the Directors, Supervisors, President,
Vice Presidents and Other Senior Officers of the Company
Article 178.
Directors, supervisors and senior officers of the Company shall be qualified to serve their respective positions in accordance with laws, administrative regulations, rules and regulatory requirements.

Article 179.
No one shall be a Director, Supervisor, President, Vice President or any other senior management officer of the Company if subject to any of the following circumstances:
(1)	being without civil capacity or having limited civil capacity;
(2)
having been penalized or sentenced due to an offence of corruption, bribery, encroachment on property, misappropriation of property or disruption of the socialist market economy, or having been deprived of political rights due to the committing of any crime, and in each case, five (5) years not having elapsed since the completion of the relevant penalty, sentence or deprivation;

(3)
having been a former director, factory director or manager of a company or enterprise which had been bankrupt and liquidated whereby such person was personally liable for the bankruptcy of such company or enterprise, and three (3) years not having elapsed since the date of completion of the liquidation of the company or enterprise;

(4)
having been the legal representative of a company or enterprise which business licence was revoked and which business was compulsorily closed down due to violation of laws whereby such person was personally liable, and three (3) years not having elapsed since the date of revocation of the business licence of the company or enterprise;

(5)	being a debtor personally liable for a relatively large debt which has not been paid as it fell due;
(6)	having been subject to an investigation by judicial authorities for criminal offences, and such investigation not having come to an end;
(7)	being banned from being senior management of enterprises by laws and regulations;
(8)	being a non-natural person;
(9)
having been adjudged by the relevant competent authorities of violations of relevant securities laws which involves fraud or dishonesty, and five (5) years not having elapsed since the date of the judgment;

(10)	having been banned from entering the market by financial regulators, and five (5) years not having elapsed since the last date of the ban; and
(11)	being prohibited from holding such posts due to other circumstances, including stipulations by laws, administrative regulations, departmental rules and regulatory requirements.

Article 180.
The validity of an act carried out by a director, president, vice president or other senior officer of the Company on its behalf, as against a bona fide third party, shall not be affected by any irregularity in his office, election or any defect in his qualification.
Article 181.
In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company’s directors, supervisors, president, vice presidents and other senior officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:
(1)	not to cause the Company to exceed the scope of business stipulated in its business license;
(2)	to act honestly and in the best interests of the Company;
(3)	not to expropriate the Company’s property in any way, including (without limitation) usurpation of opportunities which benefit the Company;
(4)
Not to expropriate the individual rights of shareholders, including (without limitation) rights to distributions and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company’s Articles of Association.

Article 182.
Each of the Company’s directors, supervisors, president, vice presidents and other senior officers owes a duty, in the exercise of his powers and in the discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
Article 183.
Each of the Company’s directors, supervisors, president, vice presidents and other senior officers shall exercise his power or perform his duties in accordance with fiduciary principles; and shall not put himself in a position where his duty and his interest may conflict. These principles include (without limitation):
(1)	to act honestly in the best interest of the Company;
(2)	to act within the scope of its powers and not to exceed such powers;

(3)
to exercise his proportional decision power in person without being subject to the manipulations of other persons, and not to transfer such power to other persons unless permitted by law or administrative regulation or approved by the shareholders with full knowledge at the general meeting;

(4)	to treat shareholders of the same class with equality, and different classes with fairness;
(5)
not to enter into contracts or conduct transactions or make arrangements with the Company unless otherwise provided by the Company’s Articles of Association or approved by the shareholders with full knowledge at the general meeting;

(6)	not to employ the Company’s assets in any way so as to pursue interests for himself unless approved by the shareholders with full knowledge at the general meeting;
(7)
not to accept any bribery or other illegal income by using his powers and position, and seize the assets of the Company in any manner, including (but not limited to) opportunities beneficial to the Company;

(8)	not to accept commissions relating to the transactions of the Company, without the approval of the shareholders with full knowledge at the general meeting;
(9)
to obey the Company’s Articles of Association, perform his duties honestly and faithfully, protect the Company’s interests, and not to pursue his personal gain by taking advantage of his powers and positions at the Company;

(10)	not to compete with the Company in any way unless approved by the shareholders with full knowledge at the general meeting;
(11)
not to misappropriate the funds of the Company or lend the funds of the Company to other persons, open accounts in his own or another individual’s name for deposit of the Company’s assets, or use Company’s assets as security for the debts of the shareholders of the Company or other individuals;

(12)
not to divulge the confidential information relating to the Company received during his term of office, unless approved by the shareholders with full knowledge at the general meeting; and not to use such information unless for the purpose of the Company’s interests; however, to be allowed to disclose such information to a court of law or other governing authorities under the following circumstances:

(i)	as prescribed by law;

(ii)	as required for the purpose of public interest;

(iii)	as required for the purpose of such director’s, supervisor’s, president’s, vice president’s or other senior officers’ own interests.
Article 184.
Directors, supervisors, president, vice presidents and other senior officers of the Company shall not direct the following persons or organizations (“Associates”) to engage in activities prohibited for directors, supervisors, president, vice presidents and other senior officers of the Company:
(1)	spouses or underage children of directors, supervisors, president, vice presidents or other senior officers of the Company;
(2)	trustors of directors, supervisors, president, vice presidents or other senior officers of the Company or of such persons as described in sub-paragraph (1) of this Article;
(3)	partners of directors, supervisors, president, vice presidents or other senior officers of the Company or of such persons as described in sub-paragraph (1) or sub-paragraph (2) of this Article;
(4)
company (companies) which a director, supervisor, president, vice president or any other senior officer of the Company has de facto single control over or joint control over with such persons as described in sub-paragraph (1), sub-paragraph (2) or sub-paragraph (3) of this Article or other directors, supervisors, president, vice presidents or other senior officers of the Company;

(5)	directors, supervisors, president, vice presidents and other senior officers of the Company (companies) referred to by sub-paragraph (4) of this Article
Article 185.
The fiduciary duty of a director, supervisor, president, vice president and any other senior officer of the Company may not necessarily cease upon the conclusion of his term, their obligations to keep confidential the business secrets of the Company shall survive the conclusion of his term. The duration of the other obligations and duties shall be determined in accordance with the principle of fairness, taking into account of the lapse between the time when he leaves the office and the occurrence of the relevant event, and the situation and the circumstances and terms under which his relation with the Company was ended.

Article 186.
The shareholders with full knowledge of the relevant circumstances may at the general meeting relieve a director, supervisor, general president, vice president and any other senior officer of the Company of his liability as a result of his violation of any specific duty, save as by Article 55 of the Company’s Articles of Association.
Article 187.
A director, supervisor, president, vice president and any other senior officer of the Company who directly or indirectly has material interests in contracts, transactions, or arrangements that are being planned or have already been concluded by the Company (save the contracts of employment between the directors, supervisors, president, vice presidents or other senior officers and the Company), shall, as soon as possible, disclose to the Board of Directors the nature and extent of his interests, regardless of whether or not the matters at hand require the approval of the Board of Directors.
Unless the interested directors, supervisors, president, vice presidents or other senior officers of the Company have made such disclosure to the Board of Directors as required by the preceding paragraph of this Article, and the relevant matter has been approved by the Board of Directors at the board’s meeting where such directors, supervisors, president, vice presidents or other senior officers have not been counted as part of the quorum and voted thereat, the Company shall be entitled to cancel such contracts, transactions, or arrangements, except as to any other party which is a bona fide party without knowledge of the violation of duties on the part of such directors, supervisors, president, vice presidents and other senior officers.
Where the Associates of the directors, supervisors, president, vice presidents and other senior officers of the Company have interests in such contracts, transactions or arrangements, such directors, supervisors, president, vice presidents and other senior officers shall also be deemed to be interested.
Article 188.
If, prior to the Company’s initial consideration of such contracts, transactions, or arrangements referred to by the preceding Article, a director, supervisor, president, vice president or any other senior officer of the Company has delivered a written notice to the Board of Directors, which contains the statement that he has interests in the contracts, transactions, or arrangements to be concluded by the Company in the future, such director, supervisor, president, vice president or other senior officer shall be deemed to have made the disclosure stipulated by the preceding Article in respect of the statement contained in the notice.

Article 189.
The Company shall not, in any manner, perform tax duties for its directors, supervisors, president, vice presidents and other senior officers.
Article 190.
The Company shall not directly or indirectly make a loan to or provide a guarantee in connection with the making of a loan to a director, supervisor, president, vice president, and other senior officer of the Company or of the Company’s holding company or any of their respective associates.
The foregoing shall not apply to the following circumstances:
(1)	the provision by the Company of a loan or guarantee in connection with the making of a loan to its subsidiaries;
(2)
the provision by the Company of a loan or guarantee in connection with the making of a loan or making any other funds available to any of its director, supervisor, president, vice president and other senior officer to meet expenditures incurred or to be incurred by him for the purpose of the Company or for the purpose of enabling him to perform his duties properly in accordance with a service contract approved by the shareholders in a general meeting;

(3)
if the ordinary course of the business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to the relevant directors, supervisors, president, vice presidents and other senior officers or their respective associates, provided that they are on normal commercial terms.

Article 191.
Any person who receives funds from a loan which has been made by the Company acting in breach of the preceding Article shall, irrespective of the terms of the loan, forthwith repay such funds.

Article 192.
A guarantee for the repayment of a loan which has been provided by the Company in breach of the preceding Article 190(1) shall not be enforceable against the Company, save in respect of the following circumstances:
(1)
the guarantee was provided in connection with a loan which was made to an Associate of any of the directors, supervisors, president, vice presidents and other senior officers or of the Company’s holding company and the lender of such funds did not know of the relevant circumstances at the time of the loan; or

(2)	the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.
Article 193.
For the purpose of the foregoing provisions of this Chapter, a “guarantee” includes an undertaking or property provided to secure the obligator’s performance of his obligations.
Article 194.
In addition to the rights and remedies provided by law and administrative regulations when a director, supervisor, president, vice president or other senior officer of the Company breaches the duties which he owes to the Company, the Company shall be entitled:
(1)	to demand such director, supervisor, president, vice president or other senior officer compensate for the losses sustained by it as a result of such breach;
(2)
to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, president, vice president or other senior officer or between the Company and a third party, where such party knew or should have known that such director, supervisor, president, vice president or other senior officer representing the Company was in breach of his duty owed to the Company;

(3)	to demand such director, supervisor, president, vice president or other senior officer account for the profits made as result of the breach of his duty;

(4)
to recover any money which shall have been received by the Company but were received by such director, supervisor, president, vice president or other senior officer instead, including (without limitation) any commissions; and

(5)
to demand repayment of interest earned or which may have been earned by such director, supervisor, president, vice president or other senior officer on moneys which shall have been received by the Company.

Article 195.
The Company shall, with the prior approval of the shareholders’ general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments may include:
(1)	emoluments in respect of his service as director, supervisor or senior officer of the Company;
(2)	emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;
(3)	emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;
(4)	payment by way of compensation for loss of office or as consideration for or in connection with his retirement from office.
No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to any contract described above.
Article 196.
Contracts concerning the employment between the Company and its directors or supervisors shall provide that in the event that the Company is to be acquired by others, the Company’s directors and supervisors shall, subject to the prior approval of shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. For the purposes of this paragraph, the acquisition of the Company includes any of the following:
(1)	a tender offer made by any person to all the shareholders;
(2)	an offer made by any person with a view to become a “controlling shareholder” within the meaning of Article 56.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.
Chapter 16 Financial and Accounting Systems and Profit Distribution
Article 197.
The Company shall establish its financial and accounting systems in accordance with law, administrative regulation and PRC accounting principles formulated by the finance regulatory department of the State Council.
Article 198.
The financial year of the Company shall be a calendar year commencing from January 1 to December 31 every year.
Article 199.
At the end of each fiscal year, the Company shall prepare a financial report which shall be examined and verified in the manner prescribed by law.
Financial and accounting reports shall be prepared in accordance with laws, administrative regulations and provisions of financial department of the State Council.
Financial reports of the Company shall include:
(1)	balance sheet;

(2)	income statement;

(3)	cash flow statement;

(4)	statement of changes in equity;

(5)	notes to financial statements.
Article 200.
The Company shall publish its annual financial and accounting reports within four (4) months after the end of each fiscal year; the interim financial and accounting report shall be published within two (2) months after the end of the first six (6) months of each fiscal year; the quarterly financial and accounting report shall be published within one (1) month after the end of the first three (3) months and the first nine (9) months of each fiscal year, respectively.

Article 201.
Unless otherwise provided by applicable laws, regulations, listing rules of the place where the Company is listed and the Company’s Articles of Association, the Board of Directors of the Company shall present to the shareholders, at every annual general meeting, such financial reports which the relevant laws administrative regulation and directives promulgated by competent regional and central governmental authorities require the Company to prepare.
Article 202.
The Company’s financial reports shall be made available for shareholders’ inspection at the Company twenty (20) days before the date of every shareholders’ annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.
Unless otherwise provided by paragraph 2 of Article 249 of the Company’s Articles of Association, the Company shall deliver to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders such reports, together with copies of the Board of Directors report, not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.
Article 203.
The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting principles and regulations, be prepared in accordance with either international accounting principles, or those of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared in accordance with the two accounting principles, such difference shall be stated in the financial statements. In distributing its after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.
Article 204.
Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting principles and regulations, and also in accordance with either international accounting principles or those of the place overseas where the Company’s shares are listed.

Article 205.
The Company shall not keep financial accounts other than those required by law.
Article 206.
The Company’s after-tax profit shall be allocated in accordance with the following order:
(1)	compensation of losses;
(2)	allocation of ten percent of it’s the after-tax profits to the statutory common reserve fund;
(3)	allocation to the discretionary common reserve fund as approved by resolution of the shareholders’ general meeting; and
(4)
payment of dividends in respect of ordinary shares. The Company shall not allocate dividends or carry out other allocations in the form of bonuses, before the Company has compensated for its losses and made allocations to the statutory common reserve fund.

The profit distribution shall not be applied to shares held by the Company.
Article 207.
The Company will set up a Company Incentive Fund to be drawn once each year. The Company Incentive Fund shall be used as incentives for the Company’s directors, supervisors, president, vice president, other senior officers and the Company’s employees, or as a source of the risk fund for duties performed by its directors, supervisors, president, vice president and other senior officers. Details of the fund shall be formulated separately.
The Company will establish a liability insurance system for its directors, supervisors, president, vice president and other senior officers.
Article 208.
The capital common reserve fund includes the following items:
(1)	any premium above the proceeds from share issuances at face value;
(2)	any other income designated for the capital common reserve fund by regulation of the finance regulatory department of the State Council.

Article 209.
The common reserve fund of the Company shall be applied for the following purposes only:
(1)	to make up for losses, however, the capital surplus fund may not be used for making up for losses;
(2)	to expand the Company’s operation;
(3)
to convert the common reserve fund into capital in order to increase its capital. The Company may convert its common reserve fund into capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders’ of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25% of the registered capital.

Article 210.
The Company may distribute dividends in the form of:
(1)	cash; or

(2)	shares.
Article 211.
The Company’s profit distribution shall focus on a reasonable investment return for investors and its profit distribution policies shall be sustainable and steady.
The Company may distribute dividends in the form of cash or shares and may distribute interim dividends in the form of cash. The Company’s dividend shall not bear interest, save in the case that the Company fails to distribute the dividends to the shareholders on the day when dividend was due to have been distributed.
Unless otherwise provided by applicable laws and regulations, any public issuance of the Company’s securities shall be conditioned upon that the cumulative profits distributed in cash over the past three years by the Company shall be no less than thirty percent (30%) of the average annual distributable profit under the PRC Generally Accepted Accounting Principles achieved over the past three years.
The average annual distributable profit under the PRC Generally Accepted Accounting Principles achieved over the past three years means the simple average over the past three years of the Company’s profits after tax minus the sum of the provision to make up for any loss and the statutory fund accrued as ascertained under the PRC Generally Accepted Accounting Principles.

The dividend paid by the Company shall not exceed its distributable profit. If the Company’s solvency is less than a hundred percent (100%) of the regulatory requirement, the Company shall not distribute profit to its shareholders; if the Company’s solvency is less than one hundred fifty percent (150%) of the regulatory requirement, the lower of the following two factors shall be taken as the basis for profit distribution:
(1)	the distributable profit as ascertained under the Accounting Standards for Business Enterprises; or
(2)	the residual overall income ascertained pursuant to the preparation rules of the Company’s solvency report.
The distributable profit means the lesser of the Company’s profits after tax for the current year ascertained by the PRC Generally Accepted Accounting Principles or by Hong Kong Financial Reporting Standards minus the sum of the provision to make up for any loss and the statutory fund accrued.
In the event that there are profits realized in the current year, but no cash profit distribution plan is presented, relevant information shall be disclosed in the annual report.
Article 212.
The Company shall withdraw, pay and use security funds, insurance security funds and all insurance liability reserves in accordance with applicable laws, administrative regulations and rules and policies.
Article 213.
The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place in which such shares are listed as determined by the Board of Directors).
Article 214.
The Company shall pay dividends and other amounts to holders of Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the PRC. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples’ Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 215.
The Company shall appoint receiving agents for the holders of the Overseas-Listed Foreign-Invested Shares. Such receiving agents shall receive dividends on behave of such holders which have been declared by the Company and all other amounts payable to such shareholders.
The receiving agents appointed by the Company shall meet the relevant requirements of the laws of the place or the relevant regulations of the stock exchange where the Company’s shares are listed. The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.
Article 216.
The Company shall implement an internal audit system and appoint full time auditors to carry out internal auditing and supervision of the Company’s income and expenses and economic activities.
Article 217.
The Company’s internal auditing system and the responsibilities of the auditing personnel should be carried out after obtaining approval by the Board of Directors. The auditor-in-chief shall be accountable and report to the Board of Directors.
Chapter 17 Engagement of Auditors
Article 218.
The Company shall engage an independent accountancy firm which is qualified under the relevant State regulations to audit the Company’s annual report and review the Company’s other financial reports. The first auditor may be engaged before the first annual general meeting by the inaugural meeting of the Company. The auditor so appointed shall hold the office until the conclusion of the first annual general meeting. If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the Board of Directors.
Article 219.
The term of office of an accounting firm appointed by the Company shall be one (1) year, commencing from the conclusion of the annual general meeting and expiring at the conclusion of the next annual general meeting. Upon the expiry of such term, the relevant accounting firm may be re-appointed.

Article 220.
The auditors engaged by the Company shall enjoy the following rights:
(1)
a right to inspect the books, records and vouchers of the Company at any time, the right to require the directors, president, vice presidents and other senior officers of the Company to supply relevant information and explanations;

(2)	a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanations as are necessary for the discharge of its duties;
(3)
a right to attend shareholders’ general meetings and to receive all notices of, and other communications relating to, any shareholders’ general meeting which any shareholder is entitled to receive, and to speak at any shareholders’ general meeting in relation to matters concerning its role as the Company’s accountancy firm.

Article 221.
If there is a vacancy in the position of auditor of the Company, the Board of Directors may engage an accountancy firm to fill such vacancy before the convening of the shareholders’ general meeting. Any other accountancy firm which has been engaged by the Company may continue to act during the period during which a vacancy exists.
Article 222.
The shareholders in a general meeting may by ordinary resolution remove the Company’s auditor before the expiration of its term of office, irrespective of the provisions in the contract between the Company and the auditor. However, the accountancy firm’s right to claim for damages which arises form its removal shall not be affected thereby.
Article 223.
The remuneration of an accountancy firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in a general meeting. The remuneration of an accountancy firm engaged by the Board of Directors shall be determined by the Board of Directors.

Article 224.
The Company’s engagement, removal or discontinuance of engagement of an accountancy firm shall be resolved by the shareholders in a general meeting. Such resolution shall be filed with the securities authority of the State Council.
Where a resolution at a shareholders’ general meeting is passed to appoint as auditor a person other than an incumbent auditor, to fill a casual vacancy in the office of auditor, to reappoint as auditor a retiring auditor who was appointed by the Board of Directors to fill a casual vacancy or to remove an auditor before the expiration of its term of office, the following provisions shall apply:
(1)
A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year.

For the purpose of this Article, “leaving” includes leaving by removal, resignation and retirement.
(2)
If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representation, the Company shall (unless the representations have been received too late) take the following measures:

(i)	In any notice of the resolution given to shareholders, state the fact of the representations having been made; and
(ii)	Attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company’s Articles of Association.
(3)
If the Company fails to send out the auditor’s representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the shareholders’ general meeting.

(4)	An auditor which is leaving its post shall be entitled to attend the following shareholders’ general meetings:
(i)	The general meeting at which its term of office would otherwise have expired;
(ii)	The general meeting at which it is proposed to fill the vacancy caused by its removal; and
(iii)	The general meeting which convened as a result of its resignation,

and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.
Article 225.
Prior notice shall be given to the accountancy firm if the Company decides to remove such accountancy firm or not to renew the appointment thereof. Such accountancy firm shall be entitled to make representations at the shareholders’ general meeting. Where the accountancy firm resigns from its position as the Company’s auditors, it shall make clear to the shareholders in a general meeting whether there has been any impropriety on the part of the Company.
An accountancy firm may resign its office by depositing at the Company’s legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice. Such notice shall contain the following statements:
(1)	A statement to the effect that there are no circumstances connected with its resignation which it believes should be brought to the notice of the shareholders or creditors of the Company; or
(2) A statement of any such circumstances.
Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding two sub-paragraphs, a copy of such statement shall be placed at the Company for shareholders’ inspection. Unless otherwise provided under paragraph 2 of Article 249 of the Company’s Articles of Association, the Company shall also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign-Invested Shares at the address registered in the register of shareholders.
Where the auditor’s notice of resignation contains a statement in respect of the above, it may require the Board of Directors to convene a shareholders’ extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.
Chapter 18 Insurance
Article 226.
Any insurance to be purchased by the Company shall be conducted in accordance with the relevant insurance laws of China.

Chapter 19 The Company’s Relevant Bylaws
Article 227.
The Company may at its discretion employ and dismiss employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.
The Company may formulate its labor and payroll systems and payment methods in accordance with the relevant laws and regulations of the State, the Company’s Articles of Association and the economical benefits of the Company.
The Company shall endeavor to improve its employee benefits and to continually improve the working environment and living standards of its employees.
The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labor insurance system, in accordance with the relevant laws and regulations of the State.
Article 228.
The Company shall formulate internal governance policies on connected transactions for the purpose of regulating connected transactions between the Company and its connected parties in accordance with applicable laws, regulations and regulatory provisions and shall report to competent regulatory authorities or disclose connected transactions promptly pursuant to applicable provisions.
Article 229.
The Company shall institute internal control mechanism for disclosure and appoint dedicated personnel responsible for disclosure matters in accordance with applicable laws, regulations and regulatory provisions.
The Company shall disclose finance, risk and governance structure information in accordance with applicable laws, regulations and regulatory provisions, and ensure the authenticity, accuracy and completeness of the information disclosed.
Article 230.
The Company shall establish an internal control system commensurate with its business nature and asset scale and conduct regular inspections and evaluations of the completeness and effectiveness of its internal control.

The Company shall institute a compliance management mechanism and conduct regular inspections and evaluations of its compliance with laws, regulations, regulatory provisions and internal control system.
Article 231.
The Company shall establish and improve an internal control system to curb money laundering and perform its anti-money laundering obligation pursuant to the applicable provisions including the Anti-Money Laundering Law of the People’s Republic of China.
Chapter 20 Trade Unions
Article 232.
The Company’s employees may form trade unions and carry on trade union activities to protect their legal rights. The Company shall provide the necessary conditions for such activities.
Chapter 21 Merger and Division of the Company
Article 233.
In the event of the merger or division of the Company, a plan shall be presented by the Company’s Board of Directors and shall be approved in accordance with the procedures stipulated in the Company’s Articles of Association. The Company shall then go through the relevant approval process. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger of division to acquire such dissenting shareholders’ shares at a fair price. The contents of the resolution of merger or division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.
Unless otherwise provided by paragraph 2 of Article 249 of the Company’s Articles of Association, such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares to the address registered in the register of shareholders.
Article 234.
The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company. In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s merger resolution and shall publish a public notice in a newspaper within thirty (30) days of the date of the Company’s merger resolution.

After merger, any rights in relation to debtors and any indebtedness of each of the merged parties shall be assumed by the Company which survives the merger or the newly established company.
Article 235.
Where there is a division of the Company, its assets shall be divided up accordingly. In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within then (10) days of the date of the Company’s division resolution and shall publish a public notice in a newspaper within thirty (30) days of the date of the Company’s division resolution.
The debts of the Company prior to the division shall be assumed jointly and severally by the companies arising from the division, except for those which written agreement has been reached with the creditor in respect of repayment of the debts prior to the division.
Article 236.
The Company shall, in accordance with law, apply for change in its registration with the Company registration authority where a change in any item in its registration arises as a result of any merger or division. Where the Company is dissolved, the Company shall apply for cancellation of its registration in accordance with law. Where a new company is established, the Company shall apply for registration thereof in accordance with law.
Where the Company increases or decreases its registered capital, procedures for alteration of registration shall be handled at the company registration authority in accordance with the law.
Chapter 22 Dissolution and Liquidation
Article 237.
If dissolution is necessary due to a merger or division of the Company, the Company shall be liquidated.
In the event that the Company is liquidated under the situation as set out in the paragraph above, such liquidation shall be carried out in accordance with relevant laws and administrative regulations.

In the event that the Company is declared insolvent pursuant to law, insolvent liquidation shall be carried out in accordance with laws regarding enterprise insolvency.
Article 238.
If the Company is unable to pay off due debts, with consent from the competent insurance regulator, the people’s court will declare the Company insolvent. If an insurance company is declared insolvent, the people’s court will arrange insurance regulators, relevant authorities and professionals to form a liquidation committee to carry out liquidation.
Where the Company is dissolved or is declared insolvent due to its inability to pay off due debts, in accordance with law, the life insurance contracts and reserves held thereby shall be transferred to other insurance companies with life insurance business operation. If the Company fails to enter into transfer agreements with other insurance companies, the competent insurance regulator will designate insurance companies with life insurance business operation to receive the life insurance contracts and reserves. In case of any transfer or receipt of the life insurance contracts and reserves mentioned in the preceding paragraph resulting from designation of the competent insurance regulator, the legitimate right and interest of the insured and beneficiary shall be maintained.
Article 239.
Where the Board of Directors proposes to liquidate the Company for any reason other than the Company’s declaration of its own insolvency, the Board shall include a statement in its notice convening a shareholders’ general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the Board of Directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.
Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the Board of Directors shall cease.
The liquidation committee shall act in accordance with the instructions of the shareholders’ general meeting to make a report at least once every year to the shareholders’ general meeting on the committee’s income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders’ general meeting on completion of the liquidation.

Article 240.
The liquidation committee shall, within ten (10) days of its establishment, send notices to creditors and shall, within sixty (60) days of its establishment, publish a public announcement at a newspaper.
A creditor shall, within thirty (30) days of receipt of the notice, or for creditors, who have not personally received such notice, within forty-five (45) days of the date of the public announcement, claim its rights to the liquidation committee. In claiming its rights, the creditor shall provide evidential material in respect thereof. The liquidation committee shall register the creditor’s rights. In the course of claiming of creditors’ rights, the liquidation committee shall not make any repayment to creditors.
Article 241.
During the liquidation period, the liquidation committee shall exercise the following functions and powers:
(1)	to sort out the Company’s assets and prepare a balance sheet and an inventory of assets respectively;

(2)	to notify the creditors or to publish public announcements;

(3)	to dispose of and liquidate any unfinished businesses of the Company;

(4)	to pay all outstanding taxes and taxes arising from the liquidation;

(5)	to settle claims and debts;

(6)	to deal with the surplus assets remaining after the Company’s debts have been repaid;

(7)	to represent the Company in any civil proceedings.
Article 242.
After it has sorted out the Company’s assets and after it has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders’ general meeting or to the people’s court for confirmation.
The Company’s assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.
During the liquidation period, the Company remains in existence; however, it shall not commence any business activities irrelevant with liquidation. The Company’s assets shall not be distributed to its shareholders prior to repaying debts in accordance with the foregoing provision.
Article 243.
After sorting out the Company’s assets and preparing a balance sheet and an inventory of assets, the liquidation committee discovers that the Company’s assets are insufficient to repay the Company’s debts in full, the liquidation committee shall immediately apply to the People’s Court for a declaration of insolvency.
After a Company is declared insolvent by a ruling of the People’s Court, the liquidation committee shall transfer all matters arising from the liquidation to the People’s Court.
Article 244.
Following the completion of the liquidation, the liquidation committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a Chinese registered accountant and submitted to the shareholders’ general meeting or the insurance regulatory authority for confirmation.
The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the Company registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.
Chapter 23 Procedures for Amendment of the Company’s Articles of Association
Article 245.
The Company may amend these Articles of Association in accordance with the requirements of law, administrative regulations and the Company’s Articles of Association.

Upon occurrence of the following events, the Company shall hold a shareholders’ general meeting within three (3) months to amend these Articles of Association:
(1)	these Articles of Association is contradictory to the amended version of the Company Law, the Insurance Law or other applicable laws, administrative regulations or regulatory provisions;
(2)	there is any change to fundamental matters recorded in these Articles of Association or relevant rights, obligations, duties, procedural rules under these Articles of Association;
(3)	other matters requiring amendments to these Articles of Association.
Article 246.
The Company’s Articles of Association shall be amended in the following manner:
(1)	shareholders or entities with right to raise proposal submit the proposal to amend these Articles of Association to the shareholders’ general meeting;
(2)
the shareholders’ general meeting votes on the proposal of amendment to these Articles of Association and pass a resolution by more than two thirds of shareholders with voting right present at the meeting;

(3)	the Company submits the application for amendment to these Articles of Association to the China Insurance Regulatory Commission;
(4)
the Company amends these Articles of Association in accordance with the comments of the China Insurance Regulatory Commission. If the amended Articles of Association comply with relevant regulations, the China Insurance Regulatory Commission will approve the amended Articles of Association. The approved version shall be the prevailing version of these Articles of Association; and

(5)	registration with company registration authority regarding the amendments.
Article 247.
The amendment of the Company’s Articles of Association in respect of the following matters shall be submitted to the insurance regulatory authority for approval, and once approved, to the company registration authority for change in registration, followed by public announcement:
(1)	a change in the Company’s name;
(2)	a change in the Company’s scope of business;

(3)	an increase or reduction of the Company’s registered capital;

(4)	a change of the Company’s share class in whole or in part;

(5)	an addition of new share class;

(6)	an addition or cancellation of convertible debentures; and

(7)	other matters.
Amendments of the Company’s Articles of Association which involve the contents of the Mandatory Provisions shall become effective upon receipt of the approvals from the securities authority of the State Council and the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.
If amendments to these Articles of Association need to be disclosed pursuant to laws and administrative regulations, they shall be disclosed accordingly.
Chapter 24 Dispute Resolution
Article 248.
The Company shall abide by the following principles for dispute resolution:
(1)
Any disputes or claims arising between holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested and the Company’s directors, supervisors, president, vice presidents, or other senior officers; or holders of the Overseas-Listed Foreign-Invested Shares and holders of Domestic-Invested Shares, in respect of any rights or obligations arising from the Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company shall be submitted for arbitration.

When a dispute or claim of rights referred to in the preceding paragraph is submitted for arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall, where such person is the Company, the Company’s shareholders, directors, supervisors, president, vice presidents, or other senior officers of the Company, comply with the arbitration.

Disputes in respect of the definition of shareholders and disputes in relation to the register of shareholders need not be resolved by arbitration.
(2)
A claimant may elect for arbitration to be carried out at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Center in accordance with its Securities Arbitration Rules. Once a claimant submits a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects for arbitration to be carried out at Hong Kong International Arbitration Center, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Center.
(3)
If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC govern, save as otherwise provided in law and administrative regulations.

(4)	The award of an arbitral body shall be final and conclusive and binding on all parties.
Chapter 25 Notices, Communications or other Written Documents
Article 249.
Notices, communications or other written documents of the Company (including but not limited to annual reports, interim reports, quarterly reports, notice of meetings, listing documents, circulars to shareholders, proxy forms and extraordinary announcements) shall be sent by the following means:
(1)	by hand;

(2)	by email;

(3)	by fax or email;

(4)
subject to laws, administrative regulations and relevant provisions of securities regulatory authority of the place where the Company is listed, by publishing on the website of designated by the Company and the stock exchanges;

(5)	by announcement on newspapers and other designated media;

(6)	by other means acceptable to securities regulatory authority of the place where the Company is listed.

Even otherwise provided in the Articles of Association regarding the release or notification manner of any notices, communications or other written materials, in compliance with the listing rules of the place where the Company is listed, the Company may choose to resort to the means set forth in sub-paragraph (4) in the first paragraph of this Article for releasing notices, communications or other written materials instead of delivery by hand or by postage prepaid mail of written documents to each shareholder of overseas listed foreign shares.
Article 250.
If the securities regulatory authority of the place where the Company is listed requires the Company’s documents to be sent, mailed, distributed, delivered, published or otherwise provided in both English and Chinese versions, and if the Company has made proper arrangement confirming with its shareholders whether they would like to receive English or Chinese version, the Company may, upon request expressed by shareholders, send only English or Chinese version (as the case may be) to relevant shareholders, subject to and pursuant to applicable laws and regulations.
Article 251.
All notices which are to be sent by mail shall be clearly addressed, postage pre-paid, and shall be put in envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders five (5) days after the date of dispatch.
Article 252.
Any notices, document, information or written statements from the shareholders or directors to the Company shall be delivered personally or sent by registered mail to the legal address of the Company.
Article 253.
Shareholders or directors of the Company who want to prove that certain notices, documents, information or written statements have been sent to the Company shall provide evidential materials showing that such notices, documents, information or written statements have been sent to the Company by normal methods within designated times, and that the mailing address is correct and the postage is fully paid.

Chapter 26 Supplementary
Article 254.
In the Articles of Association, references to “accountancy firm” shall have the same meaning as “auditors”.
Article 255.
The phrases “more than”, “within” and “below” herein for the numbers include the numbers indicated themselves, while the phrases “exceed”, “fall short”, “beyond”, “lower than” and “over” exclude the numbers indicated themselves.
Article 256.
The Company’s Articles of Association are written in both Chinese and English. Both texts shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association shall prevail.
Article 257.
The Company shall formulate related transaction management policies, information disclosure management policies, internal control and compliance management policies and internal audit policies in accordance with applicable laws, regulations, rules and regulatory documents.
Article 258.
Appendices to these Articles of Association include the Procedural Rules for Shareholders’ General Meetings, the Procedural Rules for Board of Directors Meetings, and the Procedural Rules for Meetings of the Supervisory Board.
Article 259.
The Company’s Board of Directors shall have the power to interpret the Company’s Articles of Association.